UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_______________________________

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )
_______________________________

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☐	Soliciting Material Pursuant to §240.14a-12

CITIZENS, INC.
(Exact name of registrant as specified in its charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2023
NOTICE OF ANNUAL MEETING
AND
PROXY STATEMENT

INSURANCE IS A PROMISE MADE. CITIZENS IS A PROMISE KEPT.™

A MESSAGE FROM OUR CHIEF EXECUTIVE OFFICER

April 24, 2023

Dear Shareholders,

Despite the uncertainties that the world faced in 2022, including one of the highest inflationary periods in recent history, it was a good year for Citizens, with strong underlying performance across our business segments. With a clear focus on providing long-term stability through introduction of new products and new distribution channels, improved policy retention, roadmap execution, and financial and expense discipline, we were able to achieve the following in 2022:
•Increased first year sales in our life insurance segment;
•Record levels of newly issued insurance in both of our operating segments;
•Increased net investment income from our limited partnership investments, a growing diversified invested asset base and reinvesting into a higher interest rate environment; and
•Lower surrenders due to our retention efforts.

We are committed to driving continued improvements in these areas and therefore, on behalf of the entire Board of Directors, it is my privilege, as your fellow shareholder, to invite you to our 2023 Annual Meeting of Shareholders to be held on Tuesday, June 6, 2023 at 10:00 a.m. Central Time, at our headquarters located at 11815 Alterra Parkway, Suite 1500, Austin, Texas 78758. Holders of record of our Class A common stock as of April 11, 2023 are entitled to notice of, and to vote at, the Annual Meeting.

We hope the material contained in this accompanying Proxy Statement demonstrates how seriously we take the trust you place in us through your ownership of Citizens shares, and we ask that you vote in accordance with the Board of Directors’ recommendations as a sign of your support for our continuing efforts. Thank you for helping us Keep our Promises.

Sincerely,

Gerald W. Shields
Chief Executive Officer and President
Citizens, Inc.

NOTICE OF 2023 ANNUAL MEETING OF SHAREHOLDERS

WHEN: Tuesday, June 6, 2023 10:00 a.m., Central Time	WHERE: Citizens, Inc. Headquarters 11815 Alterra Parkway, Suite 1500, Austin, Texas 78758
The Notice of Meeting, Proxy Statement and Annual Report on Form 10-K are available free of charge at www.envisionreports.com/cia

ITEMS OF BUSINESS:

(1)    To elect each of the eight director nominees identified in the accompanying Proxy Statement to serve until the next annual meeting of shareholders or until his or her successor is duly elected and qualified;

(2)    To ratify the appointment of Grant Thornton LLP as the Company's independent registered public accounting firm for 2023;

(3)    To approve, on a non-binding advisory basis, executive compensation (“Say-on-Pay”); and

(4) To transact such other business as may properly come before the Annual Meeting of Shareholders or any adjournment or postponement of the meeting.

RECORD DATE:

Close of business on April 11, 2023. You can vote if you were a shareholder on this date.

On or about April 24, 2023, we first mailed the proxy materials or a Notice of Internet Availability of Proxy Materials to shareholders who own our Class A common stock as of the Record Date in connection with our solicitation of proxies for this year’s Annual Meeting of Shareholders. You may also read the proxy materials, our 2022 Annual Report on Form 10-K and our 2022 Annual Report to Shareholders, on our website at https://www.citizensinc.com/investors/.

By Order of the Board of Directors

Sheryl Kinlaw
Vice President, Chief Legal Officer and Secretary

Austin, Texas
April 24, 2023

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING	54

OTHER INFORMATION	57

PROXY SUMMARY

This proxy summary highlights selected information that is provided in more detail throughout this Proxy Statement, which is first being sent or made available to shareholders of Citizens, Inc., a Colorado corporation, on or about April 24, 2023. This summary does not contain all of the information you should consider before voting, so please read the full Proxy Statement carefully before voting. For more information regarding our 2022 performance, please read our 2022 Annual Report on Form 10-K.

ABOUT CITIZENS

Citizens, Inc. is an insurance holding company incorporated in Colorado. Through our operating insurance companies, we have served the life insurance needs of individuals throughout the world for over 45 years. We specialize in offering traditional insurance products in niche markets where we believe we can optimize our competitive position. At December 31, 2022, we had approximately $1.6 billion of assets and $4.3 billion of insurance in force.

OUR PRINCIPAL BRANDS

Life Insurance Segment

Internationally, we conduct our Life Insurance segment business through CICA Life Ltd. (Bermuda) and beginning January 1, 2023, through CICA Life, A.I. (Puerto Rico). We provide insurance benefits to residents in more than 70 different countries, with the primary concentration of our insureds in Latin America and Taiwan.

Domestically, we conduct our Life Insurance segment business primarily through CICA Life Insurance Company of America, a Colorado-based insurance company. CICA Life Insurance Company of America is licensed in 32 U.S. states.

Home Service Insurance Insurance Segment

Our Home Service Insurance segment is operated primarily through Security Plan Life Insurance Company, a Louisiana-based company, and its subsidiary Security Plan Fire Insurance Company, a limited liability casualty insurance company. Security Plan also owns Magnolia Guaranty Life Insurance Company, which primarily issues burial policies in Mississippi.

IN 2021, WE BECAME A NON-CONTROLLED COMPANY

Throughout most of our history, we were led and controlled by our founder Harold E. Riley and his family members. Mr. Riley passed away in 2017 and in 2020, a change-in-control of our Company occurred when the shares held by the Harold E. Riley Trust were transferred to the Harold E. Riley Foundation (the “Foundation”). In February 2021, the Company entered into an agreement with the Foundation to purchase all of the outstanding shares of Class B common stock for a purchase price of $9.1 million (the “B Share Transaction”). After the completion of the B Share Transaction and the appointment of a new Chief Executive Officer, we believe we became positioned to offer stability to our management team, employees and independent sales force and were able to move forward with new business and strategic initiatives, as described below.

2022 HIGHLIGHTS

Historically, our insurance companies have only issued a few products and had limited distribution channels. Since the change-in-control described above, our growth strategy shifted to focusing on sales growth through introduction of new products and new distribution channels, improved policy retention, roadmap execution, and financial and expense discipline.

First Year Sales Increase	Improve Policy Retention	Roadmap Execution	Financials & Expense Discipline
Achieve first year sales growth across all markets.	Improve first year policy retention (measured on 15-month renewal).	Maintain and execute on the approved 5 Quarter Roadmap.	Maintain and execute on the approved budget and sales plan.

First Year Sales

Our Life Insurance segment first year premiums increased by 4% due to the introduction of a new whole life product in our international markets, as well as focused marketing campaigns. Although our amount of insurance issued increased in our Home Service Insurance segment by 60% in 2022, as compared to 2021, our first year premiums declined, which we believe is attributed to inflationary pressures and the cessation of COVID-19 government aid programs in 2022.

Improve Policy Retention

Our surrender benefits paid decreased by $2.9 million in 2022 from 2021, which we believe was in large part due to our retention efforts.

Roadmap Execution

We achieved above expectations on our 5-quarter roadmap - importantly, we delivered 12 new or revised products tailored more specifically to our customer’s needs and delivered the infrastructure to more efficiently deliver and service those products and our customers.

Financial and Expense Discipline

We achieved budgeted net income, primarily as a result of net investment income and lower death claims then expected, as well as a lack of hurricanes in Louisiana in 2022.

Our execution on our strategic initiatives in 2022 led to a 18% increase in number of policies issued and 64% increase in amount of insurance issued in 2022 as compared to 2021.

See "Financial Highlights" below and additionally, for specific information on performance on each of the four pillars, see "Executive Compensation – Compensation Discussion and Analysis – 2022 Executive Compensation Decisions in Detail – Calculating the 2022 Annual Bonus" on page 41.

FINANCIAL HIGHLIGHTS (2022 compared to 2021)

Due to the impact inflation has had on market volatility and rising interest rates during 2022, we had a net loss of $6.6 million, compared to net income of $36.8 million in 2021. As an insurance company, we hold significant invested assets in order to pay future policy liabilities. Changes in the fair value of our limited partnership investments drove investment related losses of $10.3 million in 2022, compared to investment related gains of $11.0 million in 2021. We did not sell these investments during 2022, but changes in fair values of our equity securities are reflected as investment related gains or losses, in addition to executed transactions that result in a gain or loss. We consider investment related gains and losses, whether realized or unrealized, as non-core and incidental in understanding the quarterly or annual operating results of our insurance business. In addition to the change in investment related gains and losses, 2021 net income was positively affected by a one-time $43.8 million non-cash tax benefit.

Key operating results (comparison of 2022 v. 2021):

↑ $3.9 mllion of net investment income
↓ $6.8 million of total insurance benefits paid or provided, partially offset by

↑ $1.8 million of general operating expenses
↓ $1.0 million of premium revenue

GOVERNANCE UPDATES

As we have transitioned from a controlled company to a non-controlled company over the past two years, we have enhanced our corporate governance practices. Since our 2021 annual meeting of stockholders, we have:

•added diversity by electing two women to the Board in 2021 with deep insurance expertise
◦Cynthia H. Davis has been an insurance underwriter for over 30 years, with extensive experience in the international markets
◦Mary Taylor is the former insurance commissioner of the State of Ohio and a Certified Public Accountant

•updated our Board refreshment policy
◦mandatory retirement at age 75 (directors as of June 1, 2022 grandfathered to age 80)
◦12-year term limit (policy effective June 2022)

•added individual director self-assessments to annual governance tasks to better assess board and individual performance

•adopted Stock Ownership Guidelines for our directors, Chief Executive Officer and other Section 16 officers

•adopted a Director Resignation Policy for uncontested elections

ITEMS OF BUSINESS AT OUR 2023 ANNUAL MEETING OF SHAREHOLDERS

The following table summarizes the proposals to be voted upon at the 2023 Annual Meeting of Shareholders (the “Annual Meeting”) to be held on June 6, 2023 at 10:00 a.m. Central Time at our headquarters in Austin, Texas, and the Board’s voting recommendation with respect to each proposal.

	PROPOSAL 1	VOTING STANDARD	OUR BOARD’S RECOMMENDATION	READ MORE STARTING ON PAGE…
1.	Election of Directors	Majority of Votes Cast	FOR each Nominee	15

NAME	AGE	PRINCIPAL OCCUPATION and RELEVANT EXPERIENCE	DIRECTOR SINCE	INDEPENDENT
Gerald W. Shields	65	Citizens’ Chief Executive Officer and President; Vice-Chairman of the Board	2017	No
Christopher W. Claus	62	Retired financial and investment executive USAA of San Antonio	2017	Yes
Cynthia H. Davis	57	Life Insurance underwriter at NFP Corp. / Partners Financial	2021	Yes
Jerry D. Davis, Jr.	72	Chairman of the Board; Retired life insurance company CEO and Chairman	2017	Yes
Francis A. Keating II	79	Chairman of the Board of Regents, University of Oklahoma; Former Governor of Oklahoma; Former President and CEO, American Council of Life Insurers; Former President and CEO, American Bankers Association; Former Partner at Holland & Knight LLP	2017	Yes
Dr. Terry S. Maness	73	Former Dean at Baylor University’s Hankamer School of Business; Former Chairman of the Department of Finance, Insurance and Real Estate at Baylor University	2011	Yes
J. Keith Morgan	72	Retired senior legal executive; Former Chief Legal Officer at TIAA-CREF Life Insurance Co.	2021	Yes
Mary Taylor	57	Vice President, Operations and Finance at Northeast Ohio Medical University; CPA; former Lieutenant Governor of Ohio and former Director of the Ohio Department of Insurance	2021	Yes

The current size of the Board is 9 members. Pursuant to our Director refreshment policy, Dr. Robert Sloan is retiring as of the date of the Annual Meeting. The Board does not currently anticipate filling the vacancy created by Dr. Sloan's retirement but plans to reduce the size of the Board to 8 members as of the date of the Annual Meeting. Proxies cannot be voted for a greater number of persons than the number of nominees named herein.

	PROPOSAL 2	VOTING STANDARD	OUR BOARD’S RECOMMENDATION	READ MORE STARTING ON PAGE…
2.	Ratify the Appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for 2023	Majority of Votes Cast	FOR	27

Grant Thornton LLP is an independent registered public accounting firm with significant expertise and reasonable fees.

	PROPOSAL 3	VOTING STANDARD	OUR BOARD’S RECOMMENDATION	READ MORE STARTING ON PAGE…
3.	Advisory Vote to Approve Executive Compensation	Majority of Votes Cast	FOR	31

COMPENSATION BEST PRACTICES

Since the death of our founder, Harold E. Riley, in 2017, our Compensation Committee has taken, and continues to take, critical steps to enhance our executive compensation program and move towards market best practices and pay-for-performance. The following table summarizes some highlights of our compensation practices that drive our named executive officer compensation program:

WHAT WE DO	WHAT WE DON'T DO
+Align our executive pay with performance
+Set quantifiable performance objectives that incentivize executives to drive revenue and improve profitability
+Annual restricted stock unit (“RSU”) grants to executive officers require achievement of performance goals to receive, then vest over 3 years
+Change-in-control severance limited to 2x salary and annual cash incentive pay for CEO; no other severance agreements in place
+Stock ownership guidelines for CEO and Section 16 officers
+Annual say-on-pay advisory vote (97% of our shareholders voted in favor of "say on pay" in 2022)
+Performance-based compensation clawback policy
+Engage independent compensation consultant
+Benchmark executive compensation against competitive market practices

–While the Company is party to an employment contract with the Chief Executive Officer (2 year term with annual 1 year renewal), it does not provide guaranteed salary increases nor non-performance bonus arrangements
–No “single trigger” change-in-control payout provisions
–No hedging, short sales or pledging of shares by directors or officers
–No supplemental executive retirement plan
–Limited perquisites

The transaction of such other business as may properly come before the Annual Meeting of Shareholders or any adjournment or postponement thereof will also be conducted. The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

HOW TO VOTE
YOUR VOTE IS VERY IMPORTANT. Whether or not you plan to attend the Annual Meeting, we encourage you to submit your proxy or voting instructions as soon as possible. Shareholders of record may vote using any of the following methods:

VOTE IN ADVANCE. Votes submitted in advance must be received by 11:59 p.m. Eastern Time on June 5, 2023. You may vote in advance by any of the following methods:

ONLINE or BY SMARTPHONE:
Go to http://www.envisionreports.com/cia or scan the QR code. Login details are located on your proxy card.

BY TELEPHONE: Call toll-free 1-800-652-VOTE (8683) within the USA, U.S. territories and Canada.
Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions the recorded message provides you.

BY MAIL: If you requested printed copies of the proxy materials by mail, you will receive a proxy card, and you may vote by marking, signing and dating your proxy card and returning it in the postage-paid envelope provided by 11:59 p.m. Eastern Daylight Time on June 5, 2023. The named proxies will vote your stock according to your directions. If you submit a signed proxy card without indicating your vote, the person voting the proxy will vote your stock in favor of the proposals.

VOTE AT THE MEETING

IN PERSON: You may vote in person at the Annual Meeting. If you are a beneficial owner of our shares (i.e, your stock is held in the name of a bank, broker or other holder of record), admission is based on proof of ownership, such as a recent brokerage statement and voting in person requires you to obtain a proxy, executed in your favor, by such bank, broker or other holder to be able to vote at the Annual Meeting.

If your shares are held in a bank or brokerage account, your bank or broker will provide you with materials and instructions for voting your shares. Please check with your bank or broker and follow the voting procedures they provide to vote your shares.

If you have any questions or require assistance with voting your shares, you may also contact Alliance Advisors, LLC at 200 Broadacres Drive, Bloomfield, New Jersey 07003. Shareholders may call toll free: 1-800-574-5928.

PROXY STATEMENT

The Board of Directors (the “Board”) of Citizens, Inc. (the “Company”) is furnishing you this Proxy Statement to solicit proxies on its behalf for the items to be voted at the 2023 Annual Meeting of Shareholders (“Annual Meeting”).

Date:     Tuesday, June 6, 2023
Time:     10:00 a.m. Central Time
Place:     The Company’s principal executive office at
11815 Alterra Parkway, Suite 1500
Austin, Texas 78758

The proxies also may be voted at any adjournments or postponements of the Annual Meeting.

The Board is first furnishing the proxy materials to holders of the Company’s Class A common stock on or about April 24, 2023.

All properly executed written proxies and all properly completed proxies submitted by Internet, telephone or mail that are delivered pursuant to this solicitation will be voted at the Annual Meeting in accordance with the directions given in the proxy unless the proxy is revoked prior to completion of voting at the Annual Meeting. Voting by proxy will not limit your right to vote at the Annual Meeting if you later decide to attend in person. Other than the approval of the items of business listed above, we do not anticipate that any other matters will be raised at the Annual Meeting.

Only owners of record of shares of Class A common stock as of the close of business on April 11, 2023, the Record Date, are entitled to notice of, and to vote at, the Annual Meeting or at any adjournments or postponements thereof. Each shareholder of record on the Record Date is entitled to one vote for each share of Class A common stock held by such shareholder on all matters coming before the Annual Meeting. As of close of business on the Record Date, there were 49,856,895 shares of Class A common stock issued and outstanding and entitled to vote at the Annual Meeting.

We intend to hold our Annual Meeting in person. However, the COVID-19 situation in the United States is fluid and we continue to monitor developments that may impact attendees for our Annual Meeting. You are encouraged to monitor our investor relations website at https://www.citizensinc.com/investors/ for any updated information about the Annual Meeting.

OUR FOCUS ON ESG

We believe that creating long-term value for our shareholders implicitly requires enacting and executing sustainable business practices and strategies that, while delivering competitive returns and executing on our strategic initiatives, also take into account Environment, Social and Governance (ESG) issues. Our Board plays a pivotal role in ESG, with oversight of all elements of the programs.

We focus on the following areas of ESG:

GOVERNANCE	SOCIAL	ENVIRONMENT

Shareholder Voting Rights	Pay Equity	Environmental Stewardship
Executive Compensation	Employee Engagement	Responsible Investing
Risk Oversight	Diversity & Inclusion
Board Composition and Independence	Talent Attraction & Retention (learning and training)
Employee Wellness

OUR COMMITMENT TO GOOD CORPORATE GOVERNANCE

Good corporate governance is a key element of our ESG focus. While the Board is responsible for providing oversight over governance, social and environmental issues, its key priority is ensuring that it functions well and that our management team (to whom the Board has delegated the authority to manage the day-to-day operations of the Company) functions well, and that the Board understands and provides guidance with respect to key risks that might affect our Company and shareholders. Below is a Governance Summary which highlights our governance practices.

GOVERNANCE SUMMARY

Highly Independent and Diverse Board
■Our CEO is the only non-independent director
■We elected two women to the Board in 2021
■All Board committees are composed entirely of independent directors
■We have adopted a heightened standard of director independence - an independent director may only receive up to $25,000 in consulting fees or other income from the Company outside of Board compensation
■Independent directors hold executive sessions at least three times per year without management present
■Directors bring a wide array of qualifications, skills and attributes to our Board; see Director Nominees beginning on page 18

Independent Board Chair	■Independent Board Chair structure provides effective checks and balances to ensure the exercise of independent judgment by the Board
Board Refreshment
■3 of our 8 director nominees were first elected in 2021
■2 legacy directors retired in each of 2022 and 2023 to help reduce the size of the Board
■Mandatory retirement age at 75 (any director as of June 1, 2022 grandfathered to age 80) - will apply to one director in 2024 to allow refreshment
■12-year term limit - will apply to one director in 2024 to allow refreshment

Director Accountability	■Over 75% average director attendance rate at Board and committee meetings in 2022 ■Annual Board and committee self-evaluations and individual director assessments ■Director Resignation Policy
Shareholder Voting Rights	■Holders of our Class A common stock elect all directors annually (no staggered board; no dual classes of outstanding voting stock)
Executive Compensation Practices	■We have an annual “say on pay” advisory vote. In 2022, 97% of our shareholders voted in favor of "say on pay" ■Stock Ownership Guidelines
No Hedging or Pledging Company Stock	■Our directors and officers are prohibited from entering into hedging transactions or pledging the Company’s securities
ERM and ESG	■Our Board and Audit Committee oversee our Enterprise Risk Management (ERM) program and Environmental, Social and Governance (ESG) matters
NYSE Listing Standards	■As of the date of this Proxy Statement, we are in compliance with all applicable NYSE listing standards
Key Corporate Governance Documents

•Corporate Governance Guidelines
•Code of Business Conduct and Ethics ◦Includes our Insider Trading Policy
•Committee Charters •Stock Ownership Guidelines •Director Resignation Policy

The documents listed above are available in the Investors – Corporate Governance section of our website at https://www.citizensinc.com/investors/#corporate-governance. Printed copies of all of these documents are also available free of charge upon written request to our Secretary, at Citizens, Inc. Attn: Secretary, P. O. Box 149151, Austin, Texas 78714-9151.

The Key Corporate Governance Documents, together with our Articles of Incorporation and our Bylaws, form the governance framework for the Board and its committees. We believe good governance strengthens the Board and management’s accountability. The Board regularly (and at least annually) reviews its Corporate Governance Guidelines and other corporate governance documents and from time to time revises them when it believes it serves the interests of the Company and its shareholders to do so and in response to feedback from shareholders, changing regulatory and governance requirements and best practices.

OUR CULTURE OF RESPONSIBILITY AND ETHICS

As part of our commitment to ESG, we maintain an active ethics program. Our ethics program is rooted in our mission statement and seven core values.

MISSION STATEMENT: INSURANCE IS A PROMISE MADE. CITIZENS IS A PROMISE KEPTTM.

CORE VALUES:

INTEGRITY	We will build trust through fair, honest and ethical relationships by adhering to a strong moral compass.
PERSEVERANCE	We will steadfastly pursue our mission despite obstacles, difficulties or delays in achieving success.
EXCELLENCE	We deliberately pursue high standards and are committed to achieving higher standards.
SELFLESS SERVICE	We promote the assistance of others, not for personal gain, but for the enhancement of others.
LEADERSHIP	We identify and take ownership of our areas of influence; guiding, developing and mentoring others along the way.
ACCOUNTABILITY	We are responsible for our actions and we accept the outcome of those actions.
COMMITMENT	With dedication we pursue this mission, vision and core values to bring success to our employees, policyholders, shareholders, agents and associates.

Our Board, officers and employees are obligated to adhere to our core values. In that way, we can ensure that we continue to keep our promises to be good stewards of the investments in us by our shareholders, employees, policyholders and agents.

Our Code of Business Conduct and Ethics (“Code of Ethics”) forms the core of our ethics program and provides general statements of our expectations regarding ethical standards we expect our directors, officers and employees to adhere to while acting on our behalf. The Code of Ethics protects our shareholders by prohibiting conflicts of interest and usurping of corporate opportunities, as well as by protecting the Company’s information and assets and requiring fair dealing. If the Board grants any waivers from our Code of Ethics to any of our directors or executive officers, or if we amend our Code of Ethics, we will, as required, disclose these matters on a timely basis.

Additionally, our ethics program includes monitoring of the corruption risks that are most applicable to our industry and company, including anti-money laundering (“AML”) and anti-bribery. To that extent, our Board has direct oversight of the AML program, which is managed by our compliance function through our Chief Legal Officer. Our AML policy requires that all employees and independent agents who sell our products participate in annual AML training. Our AML program has is audited by an external, independent third-party and, in 2022, no deficiencies were found.

SOCIAL MATTERS MATTER

Our Company revolves around people. We insure people’s lives. We believe in always doing the right thing for our customers, our employees and agents, our shareholders and our community.

Empowering and Engaging Our People

The Company’s focus continues to be fostering a culture that provides equal opportunity for all, and is inclusive and attractive for all of our employees and independent sales agents. Below are some of the key initiatives that we have undertaken to foster such an environment.

Pay Equity. We are committed to provide a fair or living wage for all employees. In 2021, the Company’s outside counsel performed a pay equity audit and concluded that neither gender nor race drive or predict compensation.

Culture of Engagement. We have town hall meetings at least quarterly where all employees are invited to listen to updates from management on results and key initiatives, as well as ask questions. Confidential surveys are provided to employees after each town hall to give our employees the opportunity to provide feedback and suggest additional topics. Through these surveys, we are able to identify opportunities for improvement, and to create action plans based on feedback as appropriate.

Culture of Diversity and Inclusion. The Company continues to prioritize our efforts in creating and sustaining a culture of diversity and inclusion. The Company derives a great deal of strength from our diverse workforce.

The pie charts below illustrate the gender, racial and ethnic make-up of our total employee workforce as of December 31, 2022:

Culture of Wellness. We are committed to helping our employees have the opportunity to live healthy and active lives. To help ensure the health of our employees, we provide them with a comprehensive benefits package that includes health insurance, dental and vision insurance and fitness center access. Additionally, in response to the COVID-19 pandemic, we have decided to offer a permanent hybrid working environment, where certain employees can work part-time in the office and part-time at home.

Culture of Learning and Training. At the Company, we believe in continuous learning. We offer industry specific training (such as anti-money laundering training, which is required for all employees, and we pay for LOMA education courses), as well as routine training on information security.

FOCUS ON THE ENVIRONMENT

Environmental Stewardship. We are committed to operating in an environmentally responsible manner and strive to be a good steward of the environment. We are headquartered in Austin, Texas, one of the United States’ “greenest” cities. In 2020 we moved into a new leased headquarter building, which was designed to be highly energy efficient and has achieved LEED Gold Certification. The building is outfitted with LED lighting and motion detecting light sensors that help reduce unnecessary energy consumption. As a participant in the Austin Energy Green Building Program, the building was designed and built in a manner that reduced the impact of construction on the environment and utilized materials sourced locally. In addition, the landscaping was designed with native grasses and plants to minimize the use of irrigation and the office has refillable water stations to save use of plastic.

Reducing the amount of paper we use is another key focus for us. As we have introduced new products and enhanced our technology over the past 2 years, we have:

•moved from 100% paper applications to use of an online portal application for our new products;
•created customer portals where we reduce the use of paper through electronic changes to addresses, beneficiaries, etc.;
•created agent portals with electronic commission statements rather than mailing paper statements; and
•increased the use of electronic signature systems, such as DocuSign for our policyholders, agents and standard documents.

Additionally, updated payment processing systems eliminate the need for our policyholders to mail their checks to us, which helps not only reduce paper usage, but also air and road transportation use that might negatively impact our environment.

These efforts help us reduce our carbon footprint in an effort to be good stewards of the environment.

Responsible Investing. In addition to financial considerations and prudent diversification, we work with our external portfolio manager, Wellington Management, to evaluate ESG criteria when making investment decisions for our investment portfolio, as appropriate. Wellington Management maintains a comprehensive ESG framework and utilizes proprietary ESG ratings in considering every investment. We made our first investment in a private equity fund focused on global renewal power generation (wind and solar energy) in 2020, and additional investment into companies developing products and solutions with the potential to help mitigate and/or adapt to climate change. ESG considerations are critical in achieving our core objective of long term, sustainable income within our fixed income portfolio and we will continue to seek responsible investing opportunities in the future.

BOARD MATTERS

THE BOARD IS PRIMARILY RESPONSIBLE FOR:

●	Overseeing Citizens’ strategic initiatives, overall performance and direction
●	Overseeing risk, cybersecurity and internal controls
●	Overseeing investment of the Company’s assets
●	Monitoring executive performance, compensation and succession planning
●	Establishing broad corporate policies, including in relation to organizational development, good governance, and corporate social responsibility

THE BOARD’S ROLES AND RESPONSIBILITIES

RISK OVERSIGHT

Effective risk oversight is an important priority for the Board. Our enterprise risk management (ERM) function identifies and manages the Company’s key risks. The process starts with our executive management team, who identifies key strategic, financial, regulatory and operational risks to the Company (collectively, the “Enterprise Risks”) and manages the Enterprise Risks on a day-to-day basis. On a quarterly basis, the management team reviews and discusses the Enterprise Risks with the Audit Committee, whose charter gives it oversight of the guidelines and policies that govern the ERM process. Although risk oversight is conducted primarily through the Audit Committee, in certain areas described below, other committees of the Board have responsibility (e.g., the Compensation Committee for compensation risk and the Investment Committee for investment risk) and the full Board has responsibility for general oversight of the ERM process and Enterprise Risks. The Board satisfies this responsibility through full reports by each committee chair regarding the committees’ considerations and actions, as well as through regular reports directly from executive officers responsible for oversight of particular Enterprise Risks within the Company.

Selected Area of ERM Oversight in 2022

Key Enterprise Risks discussed among executive management, the Audit Committee and the Board during 2022 included the following:

●	Mortality risks (both COVID and non-COVID deaths); pricing and underwriting new products for mortality risks
●	The impact of surrenders on the Company’s operations and the Company's initiatives to retain policies
●	The impact of inflation and rising interest rates on the Company’s investment portfolio, following an extended ultra-low interest rate environment
●	The impact of inflation on the Company's operations, e.g., increased risks of lapses and surrenders, increased labor costs
●	Risks to the Company’s strategic goals, including risks related to first year sales both internationally and domestically
●	Regulatory risk related primarily to the Company’s international operations
●	Paying for new talent; retaining talent
●	The impact to costs related to the rising cost of cybersecurity insurance and catastrophic event reinsurance
●	Financial risks related to the statutory capital ratios of the insurance subsidiaries
●	Cybersecurity risks; other information and data risks
●	Anti-money laundering risks

Discussions of these topics can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, filed with the Securities and Exchange Commission on March 10, 2023.

While the Audit Committee has primary responsibility for overseeing the Company’s ERM function, the other committees of the Board consider risks within their areas of responsibility and apprise the Board of significant risks and management’s response to those risks. For example, the Compensation Committee considers the risks that may be presented by our executive compensation philosophy and programs, and the Nominating and Corporate Governance Committee oversees the Company’s governance practices, director succession, committee composition and leadership to manage risks associated with corporate governance. The Investment Committee oversees risks related to the Company’s assets and investment portfolio.

Oversight of Information Security Risk and Cybersecurity

Because we gather and maintain confidential and personal data for the purpose of conducting our insurance subsidiaries’ operations, the Board considers Information Security and cybersecurity to be key Enterprise Risks. The Audit Committee and the Board evaluate the adequacy and appropriateness of the Company’s Information Security program and controls. The Board and Audit Committee both receive regular reports from and engage with the Information Security Officer and other management personnel on key risk areas and related mitigation and control efforts related to Information Security and cybersecurity.

The Company’s Information Security officer provides executive direction with respect to implementation of the Company’s Information Security program throughout the organization. This officer reviews risks associated with the confidentiality, integrity, and availability of critical business systems and sensitive customer and Company data. In conjunction with our Vice President of IT , the Information Security officer conducts risk assessments that measure the likelihood and probable impact of information security events that could adversely affect the Company’s operations, finances and reputation. Quarterly updates are provided to the Audit Committee and updates are provided to the Board at each of its regular meetings on the Company's cybersecurity profile, top threats facing the Company and key risks and mitigation efforts. The Chair of the Audit Committee also provides reports to the full Board on any material information security topics presented to the Audit Committee.

While the Board and management personnel set the tone for the Company’s Information Security program, the Company has a robust information security training and compliance program. All employees receive annual training on Information Security, and our IT department has implemented a security risk awareness program to help the Company’s employees learn how to maintain sound security practices.

PROPOSAL NO. 1: ELECTION OF DIRECTORS

What Am I Voting On?

Holders of Class A common stock are being asked to elect eight directors to serve until the next annual meeting of shareholders, or until their respective successors are duly elected and qualified.

Voting Recommendation: FOR

The Board and the Nominating and Corporate Governance Committee believe the skills, qualities, attributes, and experience of our directors provide the Company with business acumen and a diverse range of perspectives to engage each other and management to effectively address the Company’s evolving needs and represent the best interests of the Company’s shareholders.

Voting Standard:

Director nominees receiving the highest number of votes cast by Class A shareholders in their favor will be elected to the Board. Cumulative voting in the election of directors is not permitted and proxies cannot be voted for a greater number of persons than the number of nominees named herein. Under our Director Resignation Policy, if a director receives more “withhold” votes than “for” votes, such director will be required to submit his or her resignation for Board consideration.

Abstentions and broker non-votes will be disregarded and have no impact on the vote, other than for establishing a quorum.

Each of the director nominees has consented to serving as a nominee, being named in this Proxy Statement, and serving on the Board if elected. If for any reason any nominee herein named is not a candidate when the election takes place (which is not expected), the proxy will be voted for the election of a substitute nominee at the discretion of the persons named in the proxy.

BOARD SELECTION

Responsibility for Selection of Director Candidates

The Board is responsible for selecting director candidates to stand for election by shareholders. The Board has delegated the screening process for potential directors to the Nominating and Corporate Governance Committee, which identifies, interviews and recruits candidates for the Board. Upon identifying suitable potential Board members, the Nominating and Corporate Governance Committee then recommends individuals qualified to become Board members to the Board for its consideration.
Qualification Standards for Directors

The Nominating and Corporate Governance Committee considers director nominees who are recommended by its members, by other Board members, by management or by shareholders, as well as those identified by third parties known to the members or management. In evaluating potential nominees to the Board, the Nominating and Corporate Governance Committee has adopted standards related to the qualifications of directors of the Company (the “Director Standards”). The Director Standards include, without limitation, independence, character and core values, ability to exercise sound judgment, diversity, demonstrated leadership, and relevant skills and experience in the areas of corporate needs of the Company such as insurance regulation, insurance distribution, finance and accounting, and public company experience.

The Board discusses and promotes efforts to enhance diversity in its Board composition. The Board is committed to diversity and in 2021, added two female directors, both with extensive insurance industry experience. The Board views diversity in the context of the following factors: age, race, gender and ethnicity, geographic knowledge, industry experience, board tenure and culture.

Nominations by Shareholders

Our Board has a policy to consider properly submitted shareholder recommendations for candidates for a director position, which candidates must satisfy the Committee Standards. A shareholder wishing to propose a candidate for the Board’s consideration should follow the procedures in our Bylaws pertaining to shareholder nominations and proposals.

BOARD REFRESHMENT

•3 new directors in 2021
•2 legacy directors retired in each of 2022 and 2023 to allow us to reduce the size of the Board
•2 directors due to step down in 2024 due to tenure and mandatory retirement policies, allowing for additional refreshment

The Company is focused on active board refreshment and continually evaluates the composition of the Board to ensure that it has the right balance of skills, experience, perspective, and rigorous oversight through independent judgment.

In order to encourage refreshment, facilitate an orderly transition of legacy board members, increase diversity and expertise / experience in areas of need, the Board adopted a Board Refreshment and Replacement Plan. Pursuant to the plan, Dr. Sloan is retiring as of the 2023 Annual Meeting. The Board also has a mandatory retirement age and maximum tenure policy in order to encourage refreshment.

The Board does not currently anticipate filling the vacancy created by Dr. Sloan’s retirement but instead plans to reduce the size of the Board to 8 members as of the date of the 2023 Annual Meeting. The Board believes that the nominees represent a good mix of long-term knowledge of the company and new experience who may bring fresh ideas. The Nominating and Corporate Governance Committee continues to search for members that bring additional diversity to our Board, including racial or ethnic diversity.

DIRECTOR INDEPENDENCE

It is the policy of the Company that the Board consist of a majority of independent directors. The Board determines whether a director or nominee is “independent” in accordance with the NYSE Listed Company Manual, which requires an affirmative determination that each independent director has no material relationship with the Company or its affiliates or any executive officer of the Company or his or her affiliates that in the judgment of the Board would impair their effectiveness or independent judgment as a director.

In addition to the standards contained in the NYSE Listed Company Manual, the Board has determined that in order to be deemed independent, a director may not receive more than $25,000 in consulting fees or other income from the Company, other than director fees (the “Enhanced Independence Standards”).

The Board has determined that all current Board members and nominees, other than Mr. Shields, our Chief Executive Officer, are independent as set forth under the NYSE Listed Company Manual independence requirements and under our Enhanced Independence Standards.

DIRECTOR NOMINEES
The Company’s Board consists of a diverse group of leaders in their respective fields and almost all have extensive experience in the life insurance industry. In these positions, they have gained broad management and industry experience, including strategic planning, business development, compliance, risk management, and leadership development. In addition, some of our directors have experience serving as executive officers, or on boards of directors, of other public or private companies where they have gained experience in governance and compensation matters. Two of our directors are former elected officials who had oversight for insurance responsibilities in their elected roles, and thus bring unique perspectives to the Board. The name, age and other information for each director nominee is listed below.

Gerald W. Shields, 65
Citizens’ Chief Executive Officer and President since January 1, 2022; served as Interim Chief Executive Officer and President from August 2020 through December 31, 2021

Director since 2017; Vice-Chairman of the Board since February 2020

Other Current Public Boards: 0

Certifications: FLMI

Education: B.A. - Accounting and Computer Science, Baylor University

Mr. Shields, our Chief Executive Officer and President, is a seasoned life insurance executive who brings life insurance and information technology experience to our Board. He has more than 30 years’ experience in health insurance management, as well as professional certifications from Harvard University’s Kennedy School of Government, Massachusetts Institute of Technology’s Chief Network Officers Program, and Aubrey Daniels International. He has been named twice in CIO Magazine’s Top 100 CIOs of the Year and has also been the recipient of ComputerWorld’s Top 100 CIO Award.

Prior to Citizens, Mr. Shields served as Chief Information Officer at FirstCare Health Plans from July 2015 to October 2018, and as Senior Vice President and Chief Information Officer at American Family Life Assurance Company of New York from 2002 to 2011.

Mr. Shields’ significant technology and insurance experience are instrumental to the Board’s oversight as the Company advances its strategic technology objectives. Mr. Shields recently completed the Cyber Security Oversight Certificate from Carnegie Mellon Institute.

Christopher W. Claus, 62 Independent Director

Retired executive of USAA of San Antonio

Director since 2017

Committees: Investment Committee (Chair), Compensation Committee, Executive Committee

Other Current Public Boards: 1 (TrueCar, Inc.)

Education: B.A. - Business, University of Minnesota - Duluth M.B.A. – University of St. Thomas
Mr. Claus had a 20-year career as an executive at USAA of San Antonio, Texas serving in various roles, including Executive Vice President of USAA’s Enterprise Advice Group from 2013 to 2014, President of USAA’s Financial Advice and Solutions Group from 2007 to 2013, and President of USAA’s Investment Management Company from 2001 to 2006.

Mr. Claus is an experienced executive with insurance and asset management expertise critical to the success of our Board. In his role as Chairman of our Investment Committee, Mr. Claus has strengthened the Board’s oversight of the Company’s assets under management. Further, having served as President of USAA’s Investment Management Company, Mr. Claus strengthens the Board’s oversight function of our executive team’s strategic initiatives.

Cynthia H. Davis, 57 Independent Director

Life Insurance Underwriter at NFP Corp. / Partners Financial

Director since 2021

Committees: Executive Committee, Nominating and Corporate Governance Committee

Other Current Public Boards: 0

Certifications: FLMI, FALU, LOMA certified Associate - Customer Service

Education: B.A. – Economics, University of Georgia

Ms. Davis is a seasoned executive in the life insurance industry with over 30 years of underwriting in both the carrier and brokerage side. She is currently the Vice President and Senior Underwriting Consultant at NFP/Partners Financial providing underwriting expertise specializing in complex high net worth cases, foreign nationals and offshore insurance. Previously, Ms. Davis was the Chief Underwriter at Financial Industries Corporation (FIC) and Great American. Ms. Davis is also involved with the Texas Wide Underwriting planning board.

Ms. Davis’ brings to the Board deep knowledge of the insurance industry, which she developed during her long and successful career in the life insurance industry. With significant global experience with both reinsurers and high net worth foreign insureds, she adds valuable and unique expertise to our Board.

Jerry D. “Chip” Davis, 72 Independent Director

Retired life insurance company CEO - National Farm Life Insurance Company

Director since 2017; Chairman of the Board since February 2020

Committees: Compensation Committee (Chair), Executive Committee (Chair), Investment Committee

Other Current Public Boards: 0

Certifications: FLMI

Education: B.S. – Business, Tarleton State Masters – Business Administration – Tarleton State University

Mr. Davis is a seasoned and proven life insurance executive, having had a 46-year insurance career with National Farm Life Insurance Company (“NFLIC”). Mr. Davis began his career with NFLIC as a Mortgage Loan officer in 1977 and become Senior Vice President and Chief Investment Officer in 1981. He served as President and Chief Executive Officer of NFLIC from 2004 to January 2016. Mr. Davis has served on the board of NFLIC since 2004 and currently serves as chairman.

Mr. Davis’ career as a life insurance executive and service as Chief Investment Officer of a life insurance company brings tremendous experience to our Board and Investment Committee. Specifically, he has experience dealing with state insurance regulators and auditors. His service as as Chief Investment Officer of NFLIC strengthens the investment Committee’s oversight of the Company’s assets under management.

Francis A. “Frank” Keating, II, 79 Independent Director

Chairman of the Board of Regents of the University of Oklahoma

Director since 2017

Committees: Nominating and Corporate Governance Committee

Other Current Public Boards: 1 (BancFirst Corporation)

Education: B.A. – History, Georgetown University J.D. – University of Oklahoma College of Law

Governor Keating is the former Governor of the State of Oklahoma, a position in which he served from 1995 to 2003. More recently, he was as a partner at the law firm of Holland & Knight from February 2016 to December 2018. He served as President and Chief Executive Officer of the American Bankers Association from 2011 to 2016, and President and Chief Executive Officer of the American Council of Life Insurers, the trade association for the life insurance and retirement security industry, from 2003 to 2011.

Mr. Keating has held significant leadership positions in both the public and private sectors, which make him a valuable addition to our Board. In addition to serving as the Governor of Oklahoma, his impressive career included serving as assistant secretary of the Treasury and associate attorney general under President Ronald Reagan. He was later general counsel and acting deputy secretary for the Department of Housing and Urban Development (“HUD”) under President George H.W. Bush. During his tenure at the Treasury Department and HUD, he worked on significant issues affecting insurance, banking, and the financial services industries. In addition to his current public board, Gov. Keating formerly served on the board of Stewart Title Company, a wholly-owned subsidiary of Stewart Information Services Corp., a publicly held title insurance and real estate services company, from 2006 to January 2017, where he chaired the Nominations and Corporate Governance Committee.

Mr. Keating’s impressive legal and public service career further strengthens our Board’s governance and oversight function. Further, his background as Chief Executive Officer of the American Council of Life Insurers, the preeminent advocacy group for life insurance companies, brings life insurance industry experience and connections to our Board.

Dr. Terry S. Maness, 74 Independent Director

Former Dean at Baylor University’s Hankamer School of Business

Director since 2011

Committees: Audit Committee (Chair)

Other Current Public Boards: 0

Certifications: Certified Cash Manager

Education: B.A. and M.S. – Economics, Baylor University M.B.A. and Doctor of Business Administration – Indiana University

Dr. Maness served as Dean at Baylor University's Hankamer School of Business from 1997 through July 31, 2021, and was named Dean Emeritus upon his retirement. Previously, Dr. Maness served as Acting Dean at Baylor University from 1996 to 1997, Associate Dean for Undergraduate Programs at Baylor University from 1978 to 1981 and Chairman of the Department of Finance, Insurance and Real Estate at Baylor University from 1985 to 1996. Dr. Maness is an owner of Business Value Consultants and has owned such company since 1989. In addition to Citizens, he serves on the board of a privately held bank and some nonprofit boards as a way of serving his community.

Dr. Maness’ background as Dean of one of America’s leading business schools brings a strong academic presence to our board. He has operated effectively at the highest levels in the academic and business community. He is the author of five books about financial analysis and financial management, and also a contributing author to various publications, such as Journal of Finance, Journal of Banking and Finance, Journal of Financial Education, Journal of Portfolio Management, Journal of Financial and Quantitative Analysis, Journal of Futures Markets, Journal of Cash Management and Corporate Controller.

J. Keith Morgan, 72 Independent Director

Retired senior legal executive; Former Chief Legal Officer at TIAA-CREF

Director since 2021

Committees: Audit Committee, Investment Committee

Other Current Public Boards: 0

Education: B.A. – Economics, Duke University J.D., University of Virginia Law School

Military Veteran

Mr. Morgan has decades of experience as a senior legal executive, most recently (2015 - 2018) as Chief Legal Officer & Senior Executive VP at TIAA-CREF, a $1 trillion retirement, insurance and asset management company. Mr. Morgan specializes in securities law, financial regulation, international transactions and mergers and acquisitions. Prior to TIAA-CREF, he spent nearly 20 years at GE, serving as general counsel and senior vice president of GE Commercial Finance Ltd. and GE Capital Corporation. Before joining GE, Mr. Morgan served as the managing partner of Gibson, Dunn & Crutcher's London, Paris, and Saudi Arabia offices. Earlier in his career, he served in the U.S. Navy Judge Advocate General's Corps.

Mr. Morgan’s experience as the Chief Legal Officer of major insurance and asset management companies has provided him with a substantive understanding of the risks, including investment risks, related to a highly regulated company such as Citizens.

Mary Taylor, 57 Independent Director

Vice President, Operations and Finance at Northeast Ohio Medical University

Director since 2021

Committees: Audit Committee, Nominating and Corporate Governance Committee

Other Current Public Boards: 0

Certifications: CPA

Education: B.S. – Accounting, University of Akron Master of Taxation, University of Akron
Ms. Taylor is a Certified Public Accountant and recognized tax and auditing expert with over 30 years of experience in the public and private sector. Since February 2020, she has served as the Vice President, Operations and Finance at Northeast Ohio Medical University. During 2019, she served as Executive Vice President and Chief Financial Officer of Welty Building Company and from August 2019 through March 2020 also served as the Chair of the Finance and Operations Advisory Committee.

She has served in the following elected positions:
•2011 to 2019 - Lieutenant Governor of Ohio
◦Served as the Director of the Ohio Department of Insurance from 2011 to 2017
• 2007 to 2011 - Auditor of State of Ohio
•2003 to 2006 - State Representative in Ohio
◦Served on the Finance, Ways and Means, and Education Committees

Ms. Taylor has extensive experience in transforming operations, implementing automation in insurance and delivering results in complex tax cases with the IRS and the Department of Labor. Her unique mix of experience gives her a valuable perspective and ability to oversee management’s efforts to grow and develop Citizens’ business and its interactions with regulators as well as the ability to enhance shareholder value by leveraging her financial and risk management expertise and deep understanding of the insurance business.

BOARD LEADERSHIP STRUCTURE

•Separate Chairman and Chief Executive Officer

The Board believes that the best and most effective leadership structure for Citizens and its shareholders at this time is to have separate chief executive officer and chairman roles. This structure allows our Chief Executive Officer to focus his time and energy on operating and managing the Company while enhancing the Board’s ability to exercise independent oversight of Citizens’ management on behalf of its shareholders.

Jerry D. “Chip” Davis, Jr. has served as the Company’s Chairman since February 2020. The Board elected Mr. Davis to serve as Chairman due to his 40+ years’ experience in the life insurance industry, including as a leader of a life insurance company. Mr. Davis as an Independent Director.

BOARD MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

The Company’s business affairs are conducted under the direction of the Board. The Board met 6 times during 2022, and each director attended or participated in 75% or more of the aggregate of (i) the total number of meetings of the Board held during 2022, and (ii) the total number of meetings held by each committee of the Board on which such director served during 2022. We expect all of our directors to attend our annual meeting of shareholders and all directors serving at the time attended the 2022 annual meeting.

Select officers and employees regularly attend Board meetings to present information on our business and strategy, and Board members have access to our officers and employees outside of Board meetings. Board members are encouraged to make site visits to meet with our employees, and to accept invitations to attend and speak at internal Company meetings.

To promote open discussion, our independent directors hold regularly scheduled executive sessions without management present. These sessions allow the independent directors to review key decisions and discuss matters in a manner independent of management.

To assist it in carrying out its duties, the Board has delegated certain authority to four separately-designated standing committees shown in the table below along with the number of meetings held in 2022. All committees are chaired by and consist entirely of independent directors. The Committee Chairs review and approve agendas for all meetings of their respective Committees.

	Audit Committee	Compensation Committee	Investment Committee	Nominating and Corporate Governance Committee
	7 meetings	5 meetings	6 meetings	2 meetings
Christopher W. Claus		•
Cynthia H. Davis				•
Jerry D. Davis, Jr.			•
Francis A. Keating II				•
Dr. Terry S. Maness
J. Keith Morgan	•		•
Gerald W. Shields (CEO)
Dr. Robert B. Sloan, Jr.		•
Mary Taylor	•			•

The primary responsibilities of each of the committees are defined in its charter (other than the Executive Committee, which does not have a charter) and summarized below. The charters for the Audit, the Compensation and the Nominating and Corporate Governance Committees incorporate the requirements of the U.S. Securities and

Exchange Commission (SEC) and the NYSE to the extent applicable. Current, printable versions of these charters are available on Citizens’ website at https://www.citizensinc.com/investors/#corporate-governance.

Audit Committee

The purpose of the Audit Committee is to assist the Board’s oversight and monitoring of:

•the Company’s accounting and financial reporting processes and the audits of its consolidated financial statements;
•the adequacy of the Company’s internal control over financial reporting;
•the integrity of the Company's consolidated financial statements;
•the qualifications and independence of the Company's independent auditor;
•the appointment, retention, performance, and compensation of the Company's independent auditor and the performance of the internal audit function;
•the Company’s compliance with legal and regulatory requirements related to matters within the scope of the Committee’s responsibilities;
•the Company’s enterprise risk management program; and
•any related party transactions.

Audit Committee Financial Expert. The Board has determined that all of the members of the Audit Committee are “financially literate” within the meaning of the NYSE listing standards. In addition, the Board has determined that both Dr. Terry S. Maness (Chair) and Mary Taylor qualify as an “audit committee financial expert” within the meaning of applicable SEC regulations. For additional information on the Audit Committee’s role and its oversight of the Independent Auditor during 2022, see “Audit Committee Report” on page 29.

Compensation Committee

The Compensation Committee is responsible for:

•evaluating and approving director and executive officer compensation, plans and programs;
•reviewing and taking actions with respect to incentive compensation and equity-based plans;
•reviewing market data to assess the competitive position of the Company’s director and executive compensation;
•retaining a compensation consultant to assist the committee and the Board in evaluating director and executive officer compensation;
•reviewing, discussing and approving the Compensation Discussion and Analysis for inclusion in the Company’s Proxy Statement; and
•evaluating the risks and rewards associated with the Company’s compensation policies and practices.
For additional information about the Compensation Committee, see the section entitled “Executive Compensation—Compensation Discussion and Analysis” beginning on page 31.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance committee is responsible for:

•identifying, recruiting and recommending candidates for the Board;
•developing, approving, or recommending to the Board for approval, and assessing, corporate governance policies for the Company;
•overseeing the evaluation of the Board; and
•apprising the Board of corporate governance developments and practices, considering the long-term best interests of the Company’s shareholders.

Investment Committee

The Investment Committee is responsible for:

•overseeing the management of the Company’s investment activities;
•reviewing the performance of management and engaged investment advisors; and
•ensuring conformance of the Company’s investments with the Company’s investment guidelines and relevant regulations.

Executive Committee

In addition to the four committees described above, the Board has formed an Executive Committee, which consists entirely of independent directors and exercises the powers of the Board, as needed, in between regularly scheduled Board meetings. The Board then reviews and ratifies the actions of the Executive Committee. The Executive Committee met one time in 2022.

SUCCESSION PLANNING

Our Board oversees our Chief Executive Officer succession planning. Gerald W. Shields was appointed Chief Executive Officer, effective January 1, 2022. The Board is in the process of working with Mr. Shields to create a Chief Executive Officer succession plan, with the goal of hiring a new Chief Executive Officer at the expiration of Mr. Shield’s Employment Agreement, which is scheduled for December 31, 2023.

BOARD PROCESSES

BOARD AND COMMITTEE EVALUATION PROCESS

The Board and each committee conduct an annual self-assessment. This evaluation is intended to assess whether the Board and the committees are functioning effectively. As part of this self-assessment, the directors are asked to consider the Board’s role, relations with management, composition and meetings. Each committee is asked to consider its role and the responsibilities articulated in the committee’s charter, the composition of the committee and the committee meetings. The self-assessment responses and comments are compiled by the Secretary of the Company and presented to the Nominating and Corporate Governance Committee for initial review. The responses and comments are reviewed with each committee and the full Board and are utilized by the Board and each committee to improve their operations and processes.

We also conduct individual assessments of each director. Our Board Chair and the Chair of the Nominating and Corporate Governance Committee participated on each call with each of the other directors. The purpose of these calls was to get one-on-one feedback of such director’s contributions to the Board and follow-up with respect to their Board and committee assessments.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The Company identifies related persons using known business affiliations, quarterly disclosure meetings and information provided by directors and executive officers in their annual questionnaires.

The Company has in place the following process controls to identify and approve transactions with related persons:
•Management discusses related persons and affiliates as a standing agenda item during each quarterly disclosure meeting. Management requires that any new related person or affiliate transactions or changes to previously identified related party transactions be reported;
•Potential related and affiliated party transactions are reviewed and analyzed at the affiliated entity/ subsidiary level (within the Citizens, Inc. holding company structure) and, if deemed to be affiliated transactions, those transactions are evaluated for consolidated financial reporting purposes as part of quarterly financial reporting and entry support is provided for each transaction; and
•Each director and executive officer completes an annual questionnaire that identifies any related person transactions. These forms are reviewed by the Company's legal counsel and by the Board.
All related person transactions must be approved by the Audit Committee in accordance with the Audit Committee charter.
When a related person transaction is proposed, the Audit Committee reviews: (1) the related person’s name and relationship to the Company; (2) the person’s interest in the transaction with the Company, including the related person’s position or relationship with, or ownership in, a firm, corporation, or other entity that is a party to or has an interest in the transaction; and (3) the approximate dollar value of the amount involved in the transaction, the nature and business purpose of the transaction and the related party’s interest in the transaction.

The Company is not aware of any transaction, or series of transactions, since January 1, 2022, or any currently proposed transactions to which the Company or any of its subsidiaries is to be a party, in which the amount involved exceeds $120,000 in a single fiscal year and in which any director, nominee for director, executive officer, 5% shareholder or any member of the immediate family of the foregoing persons had, or will have, a direct or indirect material interest.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Each of Jerry D. Davis, Jr., Dr. Robert B. Sloan, Jr. and Christopher W. Claus served as a member of the Compensation Committee during 2022 and currently serves on the Compensation Committee. None of the members of the Compensation Committee is or has been an executive officer of the Company, nor did any of them have any relationships requiring disclosure by the Company under Item 404 of SEC Regulation S-K. None of the Company’s executive officers served as a director or a member of a compensation committee (or other committee serving an equivalent function) of any other entity, an executive officer of which served as a director of the Company or member of the Compensation Committee during 2022.

COMMUNICATIONS WITH THE BOARD

The Board has established a process to facilitate communication by shareholders and other interested parties with directors. Communications can be addressed to directors in care of the Secretary of the Company at:

Citizens, Inc.
P. O. Box 149151
Austin, TX 78714-9151.

Communications may be distributed to all directors, or to any individual director, as appropriate. At the direction of the Board, all mail received may be opened and screened for security purposes. In addition, items that are unrelated to the duties and responsibilities of the Board shall not be distributed. Such items include but are not limited to: spam; junk mail and mass mailings; product complaints or inquiries; new product suggestions; resumes and other forms of job inquiries; surveys; and business solicitations or advertisements.

In addition, material that is trivial, obscene, unduly hostile, threatening or illegal or similarly unsuitable items will be excluded; however, any communication that is excluded will be made available to any independent, non-employee director upon request.

DIRECTOR COMPENSATION

The following table shows information regarding the compensation earned or paid during 2022 to members of the Board who were not Company employees during 2022. Mr. Shields was an employee during 2022 and thus did not receive any compensation as a director. Mr. Shields 2022 compensation is reflected on the Summary Compensation Table on page 44.

NAME	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	All Other Compensation ($)	TOTAL ($)
Christopher W. Claus	115,000	32,499	—	147,499
Cynthia H. Davis	105,000	32,499	—	137,499
Jerry D. Davis, Jr.	115,000	32,499	—	147,499
Dr. E. Dean Gage (2)	45,739	—	—	45,739
Francis A. Keating	109,318	32,499	—	141,817
Dr. Terry S. Maness	115,000	32,499	—	147,499
J. Keith Morgan	105,000	32,499	—	137,499
Dr. Robert B. Sloan, Jr.	115,000	32,499	—	147,499
Mary Taylor	105,000	32,499	—	137,499
(1)The amounts reported in the Stock Awards column reflect the aggregate grant date fair value of awards of RSUs computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC Topic 718”). The grant date fair value is measured based on the closing price of the Company’s Class A common stock on the date of grant. See Note 11 to the Company’s audited financial statements for the fiscal year ended December 31, 2022, included in the Company’s Annual Report on Form 10-K.
Each non-employee director who was elected at our June 7, 2022 Annual Meeting of Shareholders received an annual director award valued at $32,500 on that date. Each of the RSUs will vest one year from the date of grant, June 7, 2023. As of December 31, 2022, each such non-employee director held all 8,333 RSUs.
(2)Pursuant to our Board Refreshment Policy, Dr. Gage did not stand for re-election to the Board in 2022. The amount reported in the Fees Earned or Paid in Cash Column reflects the prorated cash retainer and fees for service as director paid until the expiration of his term on June 7, 2022.

Narrative to the Director Compensation Table

Non-employee directors receive compensation for their service on the Board as follows (amounts are per year, beginning as of the date of election and paid in 24 equal installments throughout the year, subject to continued service):

Annual cash retainer	$105,000
Additional cash retainer for Chair of the Board and Chair of each committee of the Board (per chair)	$10,000

Additionally, each non-employee director receives an annual grant of RSUs, which is granted on the date of each annual meeting and vests at the expiration of the elected term (one year). Upon vesting, the Company will deliver one share of Class A common stock for each RSU. Based on the Compensation Committee's work in 2021 with our independent compensation consultants, which evaluated the director compensation program in light of the Company's adoption of a new peer group in 2021, the amount of the annual equity grant was increased from $10,500 in 2021 to $32,500 in 2022.

We also provide up to a $5,000 reimbursement to each director for director education. This amount is not reflected in the compensation table above, as we consider it a normal course reimbursement necessary for a director to provide service to the Company. Directors do not receive fees for attending Board or Committee meetings. No other compensation was paid to our non-employee directors.

AUDIT COMMITTEE MATTERS

PROPOSAL NO. 2: RATIFICATION OF APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

What Am I Voting On?

Holders of Class A common stock are being asked to ratify the appointment of Grant Thornton LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023.

Voting Recommendation: FOR

Grant Thornton LLP is an independent registered public accounting firm with significant expertise, reasonable fees and appropriately limited ancillary services. The Audit Committee initially appointed Grant Thornton LLP in June 2021 and believes that its retention continues to be in the best interests of the Company and its shareholders. One or more members of Grant Thornton are expected to attend the Annual Meeting, will have an opportunity to make a statement if they desire to do so, and will be available to respond to questions at the Annual Meeting.

Voting Standard:

Proposal No. 2 will be approved if the votes cast FOR the proposal exceed the votes cast AGAINST it. Abstentions and broker non-votes will be disregarded and have no impact on the vote, other than for establishing a quorum.

APPOINTMENT AND OVERSIGHT OF INDEPENDENT AUDITOR

The Audit Committee has the sole authority and responsibility to select, evaluate and, if necessary, replace our independent registered public accounting firm. Our Audit Committee has appointed Grant Thornton LLP (“Grant Thornton”) as our independent registered public accounting firm (the "Independent Auditor") to audit our consolidated financial statements for the fiscal year ending December 31, 2023. Grant Thornton has been our Independent Auditor since June 2021. They were selected by the Audit Committee to replace Deloitte & Touch LLP ("Deloitte") in June 2021 based on an evaluation of capabilities that would best meet the needs of the Company based on the Company’s size and market position. Deloitte had served as the Company’s independent registered public accounting firm since 2017 prior to their dismissal. There were no disagreements with Deloitte on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. Additionally, there were no “reportable events” (as described in Item 304(a)(1)(v) of Regulation S-K).

In 2022 and 2021, Grant Thornton's report on the financial statements of the Company did not contain an adverse opinion nor a disclaimer of opinion, nor was either report qualified or modified as to uncertainty, audit scope, or accounting principles. Prior to Grant Thornton's engagement in June 2021, neither the Company nor anyone on its behalf consulted Grant Thornton with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a "reportable event".

In considering Grant Thornton’s appointment and compensation for audit and permitted non-audit services, the Audit Committee considered, among other factors:

•Grant Thornton’s status as a registered public accounting firm with the Public Company Accounting Oversight Board (United States) (“PCAOB”) as required by the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”) and the Rules of the PCAOB;
•Grant Thornton’s independence;
•external data relating to Grant Thornton’s performance, including PCAOB reports on Grant Thornton and its peer firms;
•the firm’s capability and expertise in handling the complexity of the Company’s operations;
•the professional qualifications and experience of key members of the engagement team, including the lead audit partner, for the audit of the Company’s consolidated financial statements; and
•the appropriateness of the Independent Auditor’s fees, on both an absolute basis and as compared to its peer firms.

The members of the Audit Committee believe that the continued retention of Grant Thornton to serve as the Company’s Independent Auditor is in the best interests of the Company and its shareholders. Their appointment is being presented to the shareholders for ratification. If the shareholders do not ratify this appointment, the Audit Committee will consider such results and determine whether to recommend and appoint a different independent registered public accounting firm to audit our consolidated financial statements in the future.

AUDIT COMMITTEE PRE-APPROVAL OF SERVICES
To help assure independence of our Independent Auditor, our Audit Committee has established a policy whereby all audit, review, attest and non-audit engagements of the principal accountant or other firms must be approved in advance by the Audit Committee; provided, however, that de minimis non-audit services may instead be approved in accordance with applicable SEC rules. This policy is set forth in our Audit Committee Charter. Of the fees shown in the table which were billed by our Independent Auditors in 2022 and 2021, 100% were approved by the Audit Committee.

FEES
For the fiscal years ended December 31, 2022 and 2021, the following fees were billed to us by Grant Thornton:

	2022	2021
Audit Fees	$1,019,480	$1,030,320
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
TOTAL	$1,019,480	$1,030,320

For the fiscal year ended December 31, 2021, the following fees were billed to us by Deloitte:

2021
Audit Fees	$278,958
Audit-Related Fees	$20,213
Tax Fees	—
All Other Fees	—
TOTAL	$299,171

AUDIT COMMITTEE AND MEETINGS
In addition to appointing the Independent Auditor, the Audit Committee assists the Board in fulfilling its oversight responsibilities relating to the Company’s financial statements, financial reporting process, internal controls, internal audit function and annual independent audit. In their oversight role, the members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by our management and the Independent Auditor.
The Audit Committee is comprised of all independent directors who meet the financial literacy requirements of the NYSE and additional, heightened independence criteria applicable to members of the Audit Committee under SEC and NYSE rules. The Board has designated each of Dr. Terry S. Maness (Chairman) and Mary Taylor as an “Audit Committee financial expert” under the SEC rules.

Regular audit committee meetings generally take place immediately before a Board meeting to maximize interaction with the Board. The Audit Committee also meets before the Company issues its quarterly and annual financial results. The meetings typically include the Chief Executive Officer and Chief Financial Officer, along with other members of senior management, and the internal auditors.

At each regular committee meeting, the Audit Committee conducts a review session at which senior management provides briefings on current issues, trends and developments, and is briefed by the Chief Financial Officer on the Company's financial results and the Chief Information Security Officer on information security matters. In addition, the internal auditors provide their report. Representatives of the Independent Auditor attend the meeting and present their findings. The Audit Committee also meets separately with the Independent Auditor representatives and/or the lead audit partner upon request. The Audit Committee reports regularly to the Board.

PRIMARY RESPONSIBILITIES AND 2022 ACTIONS

The Audit Committee represents and assists the Board in fulfilling its oversight responsibility relating to the integrity of the Company’s financial statements, financial reporting process and system of internal controls, including the internal audit function. The Audit Committee oversees the Company’s compliance with legal, regulatory and public disclosure requirements, and the Independent Auditor’s qualifications, independence and performance. The Audit Committee also generally oversees the Company’s overall enterprise risk management program and approves any related party transactions.

During 2022, among other things, the Audit Committee:

•Reviewed and discussed with management the Company’s quarterly and annual results;
•Re-appointed Grant Thornton as the Company’s independent auditor;
•Reviewed the activities and findings of the Company’s internal audit function;
•Actively engaged with the Chief Information Security Officer on security and cybersecurity matters and reviewed information security and cybersecurity risks;
•Reviewed compliance risks, including anti-money laundering risks, with the Company’s compliance officer;
•Reviewed the Audit Committee charter;
•Performed a self-assessment; and
•Met independently with the independent auditor.

AUDIT COMMITTEE REPORT
Management is responsible for preparing our consolidated financial statements and the reporting process and Grant Thornton, our Independent Auditor, is responsible for auditing those financial statements in accordance with auditing standards of the Public Company Accounting Oversight Board (United States) (PCAOB). The Audit Committee is responsible for overseeing the conduct of these activities by our management and the Independent Auditor.
The Audit Committee is also responsible for establishing procedures to address complaints regarding accounting, internal control or auditing issues, as well as the anonymous submission by employees of concerns regarding accounting or auditing matters. In this context, the Audit Committee routinely meets and holds discussions with management and the Independent Auditor. Management represented to the Audit Committee that our consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”), and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the Independent Auditor.
During 2022, the Audit Committee:
•Reviewed and discussed the Company’s audited financial statements with management;
•Discussed with the independent auditors the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC;
•Received the written disclosures and the letter from the independent accountant required by applicable requirements of the PCAOB regarding the independent accountant's communications with the audit committee concerning independence, and has discussed with the independent accountant the independent accountant's independence; and
•Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, for filing with the SEC.

AUDIT COMMITTEE
Dr. Terry S. Maness (Chair)
J. Keith Morgan
Mary Taylor

EXECUTIVE OFFICERS
The Executive Officers of the Company are appointed by, and serve at the discretion of, the Board of Directors. The following sets forth certain information as of the date of this proxy statement regarding our Executive Officers:
Gerald W. Shields, 65 Chief Executive Officer and President
See the discussion under “Board Nominees” for Mr. Shields’ information.

Jeffery P. Conklin, 53 Vice President, Chief Financial Officer, Treasurer and Chief Investment Officer
Professional Experience: Mr. Conklin joined the Company in May 2017 and has served as Vice President, Chief Financial Officer since September 20, 2019. He has also served as Vice President, Chief Accounting Officer and Treasurer of the Company since September 2017, and Chief Investment Officer since March 2019. Prior to assuming his current positions, Mr. Conklin served as Interim Chief Financial Officer from March 2019 to September 20, 2019, and Vice President, Chief Accounting Officer from May 2017 to September 2017. Mr. Conklin came to the Company with over 20 years of life insurance and financial reporting experience, having worked at American International Group, Inc. from 2004 to 2017 in various capacities, including Vice President of Financial Reporting and Vice President of Special Projects. In addition to financial reporting, Mr. Conklin brings the Company expertise in budgeting, financial analysis and implementation of strategic accounting initiatives.
Education:     B. A. – Business / Accounting, Olivet College

Sheryl Kinlaw, 54 Vice President, Chief Legal Officer and Secretary
Professional Experience: Ms. Kinlaw was appointed as Vice President, Chief Legal Officer and Secretary of the Company in July 2021. She previously served as Interim Chief Legal Officer from April 2021 until her appointment in July 2021 and has provided outside counsel services to the Company since March 2020. Prior to joining Citizens as Chief Legal Officer, Ms. Kinlaw was principal of her own law firm since 2013 where she provided dedicated outsourced general counsel and specialized legal counsel services. Clients included both insurance carriers and independent marketing organizations that distribute insurance products. Prior to forming her own law firm, Ms. Kinlaw served as a partner and the securities practice chair at Culhane Meadows, PLLC, and senior level counsel for two public companies– FIC Insurance Group (Austin) and THQ (Los Angeles). Ms. Kinlaw is licensed to practice law in Colorado and Texas.
Education:    B.A. – Economics / International Studies, University of California, Los Angeles (UCLA)
J.D. – University of Texas School of Law

Robert M. Mauldin, III, 62 Vice President, Chief Marketing Officer
Professional Experience: Mr. Mauldin has served as Vice President, Chief Marketing Officer of the Company since joining the Company in July 2017. Mr. Mauldin came to the Company with over 25 years of experience in marketing, product management and innovation and implementing numerous industry-first initiatives that continue to shape the financial services industry today. Prior to joining the Company, Mr. Mauldin served as Senior Vice President, Operations at USI Inc. from September 2015 to July 2017 and Senior Vice President, Marketing at Bank of America from 1992 to September 2015. Mr. Mauldin brings expertise in product development, project management, change management, process improvement, strategic planning and innovation to the Company.
Education:    B. A. – Political Science, University of North Carolina, Chapel Hill

Harvey J. L. Waite, 62 Vice President, Chief Actuary
Professional Experience: Mr. Waite has served as Vice President, Chief Actuary of the Company since April 2020. Prior to assuming his current position, Mr. Waite served as Interim Chief Actuary from August 2018 to April 2020 and Pricing Actuary Consultant from November 2017 to July 2018. Mr. Waite came to the Company with over 20 years of actuarial, product and financial experience, including life insurance company experience. Previously, Mr. Waite worked at Bank of America from 2006 to 2017 in various capacities, including Senior Vice President, Actuarial Risk Executive, and Senior Vice President, Credit Risk Executive. Prior to that, Mr. Waite served as Vice President, Actuary at Fleet Credit Card Services (which was acquired by Bank of America in 2004) from 2000 to 2006. Mr. Waite also served in various capacities at Academy Life Insurance Company (an AEGON company) from 1996 to 2000, including Vice President and Chief Actuary and Assistant Vice President and Actuary.
Education:    HBSc – Mathematics / Actuarial Science, University of Western Ontario
Professional Designations: FSA, MAAA

PROPOSAL NO. 3: ANNUAL ADVISORY VOTE ON EXECUTIVE COMPENSATION (“Say-on-Pay”)

What Am I Voting On?

Holders of Class A common stock are being asked to approve, on an advisory basis, the compensation of our Named Executive Officers as described in the Executive Compensation section of this proxy statement.

Voting Recommendation: FOR
Our Compensation Committee provides independent oversight of our executive compensation with the assistance of an independent compensation consultant. We believe our executive compensation program is working effectively and is aligned with our business goals and strategy and demonstrates a strong link between pay and performance.

Voting Standard:

Proposal No. 3 will be approved if the votes cast FOR the proposal exceed the votes cast AGAINST it. Abstentions and broker non-votes will be disregarded and have no impact on the vote, other than for establishing a quorum.

Because your vote is advisory, it will not be binding upon the Company or the Board. However, the Compensation Committee will consider the outcome of the vote when considering future executive pay.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis discusses the compensation of our named executive officers (“Named Executive Officers”). As a smaller reporting company, we are not required to disclose the information required by Item 402(b) of Regulation S-K; nevertheless, we believe it is important that we provide investors material information that is necessary to an understanding of our compensation policies and decisions regarding our Named Executive Officers.

Our Named Executive Officers in 2022 were:

•Gerald W. Shields, Chief Executive Officer and President
•Jeffery P. Conklin, Vice President, Chief Financial Officer, Treasurer and Chief Investment Officer
•Sheryl Kinlaw, Vice President, Chief Legal Officer and Secretary
•Robert M. Mauldin III, Vice President, Chief Marketing Officer
•Harvey J. L. Waite, Vice President, Chief Actuary

EXECUTIVE SUMMARY

Through 2016
Throughout most of our history, the Company was led and controlled by our founder Harold E. Riley and his family members. Mr. Riley’s compensation philosophy was to pay only cash compensation to the executive officers and historically, Citizens did not include performance-based incentives or equity awards in its executive compensation program.

Cash Compensation only
(non-performance based)

2017
In 2017, after the appointment of Geoffrey Kolander as Chief Executive Officer, the Company engaged an independent compensation consultant for the first time and following its compensation review, the Compensation Committee implemented pay-for-performance elements in the executive compensation program.

In 2017, our shareholders approved our first equity incentive plan, which allowed us to incorporate long-term equity as a component of our executive compensation program.

•Added pay-for-performance elements for first time
◦Cash incentive-based bonuses

•Shareholders approved our first equity incentive plan

As illustrated below, we have made progress with our executive compensation program since 2017. We have listened to our shareholders, engaged outside compensation consultants as strategic partners with respect to our compensation program, and revised our peer group to better reflect our company, industry and financial size.

2018
•Added equity - based incentive compensation to enhance alignment of executives and shareholders
◦RSUs with 2-year time-based vesting terms

2020
Based on negative say-on-pay vote at 2019 Annual Meeting of Shareholders, implemented formulaic scorecard to assess and measure performance for annual incentives

2021
•Incorporated more quantifiable financial and operating metrics in annual incentive program to give less discretion in awarding bonuses
•Awarded RSUs based on achievement of performance goals and once received, lengthened vesting period to 3 years
•In December 2021, entered into new CEO agreement (effective January 1, 2022) with market-based compensation below the median of our peer group and standard double trigger severance provisions
Based on changes, in 2021 we received a favorable say-on-pay vote, with 76% of our shareholders supporting our executive compensation program.

2022
•Changes to our Chief Executive Officer Compensation led to 97% of our shareholders supporting our say-on-pay proposal

Mr. Shields was appointed as our Chief Executive Officer, effective January 1, 2022, and entered into an Employment Agreement with the Company (the “Shields Employment Agreement”, as further described on page 45). During the search for a permanent Chief Executive Officer, the Compensation Committee worked extensively with the Company’s external compensation consultant to structure a market compensation package. The Shields Employment Agreement reflects this structure and provides the following:

Base salary: $775,000
Short-term cash incentive opportunity: target of $600,000
Long-term equity incentive opportunity: target of $250,000
Relocation payment: $15,000

Additionally, the Shields Employment Agreement contains a standard, double-trigger severance payment in the event he is terminated in connection with a change-in-control of the Company, with pay limited to two times the sum of Mr. Shield's base salary at the time of termination and Mr. Shields' most recent annual bonus. The initial term of the Shields Employment Agreement is two years.

The chart below compares the compensation in 2019 and 2020 of our former CEO, Geoffrey Kolander (the compensation that received the negative say-on-pay vote) to the compensation offered to Mr. Shields pursuant to his Employment Agreement.

Base Salary:
Kolander:	$1,000,000
Shields:	$775,000

Non-Performance Based Compensation:
Kolander:	$300,000 cash retention bonus and $1,000,000 fully vested RSUs
Shields:	$0

Short-Term Incentive Target Compensation (cash):
Kolander	$1,200,000
Shields:	$600,000

Long-Term Incentive Target Compensation (equity):
Kolander:	$1,200,000
Shields:	$250,000

EXECUTIVE COMPENSATION POLICIES AND PRACTICES

We have adopted the following compensation policies and practices to help achieve our compensation philosophy and objectives:

Pay for Performance	A substantial portion of compensation for our Named Executive Officers is performance-based and aligned with creation of shareholder value through an annual incentive cash bonus and long-term equity grants that are only awarded if pre-approved performance goals are achieved.
No pension or other special benefits	We do not provide pensions or supplemental executive retirement, health or insurance benefits.
Limited perquisites	We provide very limited perquisites to our Named Executive Officers.
Stock Ownership Guidelines	We require our Named Executive Officers to hold a certain amount of the Company’s Class A common stock.
Prohibition on hedging, pledging and short sales	We prohibit short sales, transactions in derivatives, hedging and pledging of our securities by our Named Executive Officers.
Development of Peer Group	We seek to align our Named Executive Officers’ compensation so that it is competitive with our industry peers.
Independent Compensation Committee	Our Compensation Committee is comprised of 100% independent members.
Independent compensation consultant	The Compensation Committee has directly retained an independent compensation consultant.

WHAT GUIDES OUR PROGRAM

Our Compensation Philosophy and Objectives

Our executive compensation program is designed to attract, retain and motivate high-performing executive officers and rewards them for achieving strategic goals that enhance shareholder value. We are guided by the following philosophy and objectives:

•Compensation should be competitive. Our total compensation should be competitive with our peer companies to enable us to attract and retain the best executive talent possible. In developing competitive compensation programs, we review compensation from companies in our peer group companies and also use survey sources which include compensation data of executive officers of financial services and insurance companies.
•Compensation should be tied to performance. In order to align our executive compensation program with our strategic business goals, we pay for performance. Annual incentive bonus opportunities consisting of cash and equity grants in the form of performance-based RSUs are evaluated annually based on achievement of pre-set milestones that are established based on the Company's highest priorities.
•Compensation should focus on creating enduring value for our shareholders. We believe that the use of long-term equity incentives serves to retain our executive officers and encourage them to focus on the Company’s long-term performance and success, and aligns executive compensation with the interests of our shareholders. Accordingly, we grant our executive officers RSUs that once earned, vest over three years.

Key Elements of Executive Compensation
The key elements of our executive compensation program include an annual base salary and an annual bonus opportunity that consists of both cash and equity.

•Base Salary. This is fixed compensation and is measured primarily by individual experience and knowledge brought to such position. The purpose is to compensate executive officers fairly for the responsibility of the position held.

•Annual Bonus Opportunity. This is variable compensation and is measured primarily by corporate performance.
◦Cash Incentive Bonus. Purpose is to motivate and reward executive officers for achieving our short-term business objectives.
◦Equity Incentive Bonus. Purposes are to: (1) motivate executive officers by linking incentives to the achievement of our annual performance goals and the performance of our Class A common stock over the long term; and (2) reinforce the link between the interests of our executive officers and shareholders.

The Compensation Committee’s goal is to create a competitive compensation package for each Named Executive Officer using the Competitive Compensation Data (as described below in the section titled “Peer Company Data”) to help determine each element of our executive pay.

THE DECISION-MAKING PROCESS

The Role of the Compensation Committee. Our executive compensation program is administered by the Compensation Committee, which is composed entirely of independent directors. The Compensation Committee is responsible for designing our executive compensation program, including each element of the program, and determining and approving total executive compensation. Each year, the Compensation Committee reviews a competitive analysis and assessment of our executive compensation and approves executive compensation based on this review. The Compensation Committee’s decisions with respect to our executive officers’ compensation are then reviewed and approved by the independent members of the Board.

The Role of the Chief Executive Officer. At the Compensation Committee’s request, the Chief Executive Officer provides input regarding the performance and appropriate compensation of the other Named Executive Officers. The Compensation Committee considers the Chief Executive Officer’s evaluation and his direct knowledge of each executive officer’s performance and contributions when making compensation decisions. The Chief Executive Officer does not participate in the voting or deliberations by the Compensation Committee regarding his own compensation.

The Role of the Compensation Consultant. The Compensation Committee is responsible for selecting, retaining and reviewing the performance of the Company's independent compensation consultant. In 2022, the Compensation Committee replaced Pearl Meyer with Meridian Compensation Partners ("Meridian") as its independent compensation consultant as a result of the departure of the Pearl Meyer partner with whom the Compensation Committee had worked.

In retaining and reviewing the compensation consultant's performance, the Compensation Committee considers the independence of the compensation consultant in accordance with SEC rules. During 2022, neither Pearl Meyer nor Meridian provided services to the Company other than services for the Compensation Committee. The Compensation Committee therefore concluded that no conflict of interest existed that would prevent Pearl Meyer (prior to their replacement) or Meridian, from serving as an independent consultant to the Compensation Committee.

Peer Company Data. The use of compensation data from a peer group of public companies that are comparable in industry, size (e.g., assets, market capitalization) and performance (the “Peer Company Data”) is an important aspect of determining our executive compensation. Since we compete for executive talent with comparable companies, utilizing the Peer Company Data helps us create a competitive compensation program that is structured to be compatible with our pay-for-performance compensation philosophy.

As disclosed in our 2022 Proxy Statement, in setting executive officer compensation for 2022, the Compensation Committee used Peer Company Data from the following comparable companies (the “Peer Group”):

Company (in order of assets)	Primary Industry	Total Assets* ($M)
PRA Group, Inc.	Consumer Finance	$4,279
United Insurance Holdings Corp.	Property and Casualty Insurance	$2,803
Maiden Holdings, Ltd.	Reinsurance	$2,703
Consumer Portfolio Services, Inc.	Consumer Finance	$2,096
Safety Insurance Group, Inc.	Property and Casualty Insurance	$2,046
Stewart Information Services Corporation	Property and Casualty Insurance	$2,043
Heritage Insurance Holdings, Inc.	Property and Casualty Insurance	$2,015
Global Indemnity Group, LLC	Property and Casualty Insurance	$1,898
Medallion Financial Corp.	Consumer Finance	$1,689
AMERISAFE, Inc.	Property and Casualty Insurance	$1,495
CURO Group Holdings Corp.	Consumer Finance	$1,408
FedNat Holding Company	Property and Casualty Insurance	$1,286
EZCORP, Inc.	Consumer Finance	$1,196
Independence Holding Company**	Life and Health Insurance	$1,125
Regional Management Corp.	Consumer Finance	$1,098
HCI Group, Inc.	Property and Casualty Insurance	$1,017
World Acceptance Corporation	Consumer Finance	$954

75th Percentile		$2,046
50th Percentile		$1,689
25th Percentile		$1,196

Citizens, Inc.	Life and Health Insurance	$1,782
Percentile		53%
* Total Assets as of June 7, 2021, based on publicly disclosed information as of such date.
** Independence Holding Company was acquired in 2022 and thus will no longer a member of the Peer Group, but remains on this chart as it was considered for Peer Company Data in setting 2022 compensation.

Information We Use to Determine Executive Compensation

As mentioned above, the use of Peer Company Data plays an important role in determining our executive compensation. In addition we use data sourced from LOMA, an international trade association for the insurance and financial services industry (with the Peer Company Data, collectively, the “Competitive Compensation Data”).

We review the Competitive Compensation Data as a reference point in setting our executive officers’ base salaries and annual incentive bonus opportunities to ensure that we are offering competitive compensation packages to our named executive officers. The Compensation Committee considered the Competitive Compensation Data in setting executive officer compensation for 2022, and in determining competitive compensation packages for newly hired or promoted executive officers.

2022 EXECUTIVE COMPENSATION DECISIONS IN DETAIL

Components of Total Compensation

Annual Base Salary

Annual base salary is a customary, fixed element of compensation intended to attract and retain executive officers. Base salaries are set when an executive officer is hired or promoted into his or her position and may be modified based on each executive officer’s experience, responsibilities, market demand and consideration of the Competitive Compensation Data.

Mr. Shields base salary was determined based on his experience and using the Competitive Compensation Data. The Compensation Committee did not make any increases to the base salary levels of any of the Company’s named executive officers in 2022. Our Named Executive Officers were paid the following base salaries for 2022:

Named Executive Officers	2022
Gerald W. Shields	$775,000
Jeffery P. Conklin	$430,000
Sheryl Kinlaw	$300,000
Robert M. Mauldin III	$350,000
Harvey J. L. Waite	$340,000

Annual Bonus Opportunity

Our executive officers are eligible to earn annually a bonus that consists of a cash incentive (the “Cash Bonus”) and an equity incentive (the “Equity Bonus” and collectively with the Cash Bonus, the “Annual Bonus”). The Annual Bonus is designed to place at risk a portion of each officer’s total direct compensation and pay for performance delivered during the year.

There are three steps to establishing the Annual Bonus opportunity.

Establish Performance Objectives ("Milestones")
At the beginning of the year, the Compensation Committee, with input from the Chief Executive Officer, establishes the performance objectives for the year. The goal of the performance objectives is to tie the Annual Bonus opportunity to achievement of the Company’s highest priorities (short-term goals) within our strategic initiatives (longer-term goals).

In 2022, the performance objectives (the “2022 Milestones”) were:

First Year Sales Increase	Improve Policy Retention	Roadmap Execution	Financials & Expense Discipline

Achieve first year sales of $x million annualized premium.

Specific targets for payout were established for our international sales and for our Home Service Insurance segment sales, at 80% of goal, 100% of goal and 120% of goal for each.

Goal: Improve policy lapses and surrenders to improve in-force revenue while maintaining an established first year persistency level.

Targets are established for international business retention and Home Service Insurance segment retention, with specific targets for payout at 80% of retention goal, 100% of retention goal and 120% retention goal for each, along with a minimum persistency level for each.

Maintain and execute on the approved 5 Quarter Roadmap:

•Implement solution to minimize grey market impact
•Complete Home Services transformation
•Execute on LDTI to successfully meet schedule and budget
•Deliver as per approved roadmap to improve sales and service across the 3 markets and 3 sales levers (product, promotion, and process)
•Complete Claims Reengineering efforts to improve claims payment time
•120 % Payout Stretch Goal: Positive Net Pre-tax income •100% Payout Goal: Break even Net Pre-tax income •80% Payout goal: Achieve budgeted Net Pre-tax income

Setting the Annual Bonus Opportunity
The Annual Bonus opportunity for each Named Executive Officer is set by the Compensation Committee, based on Competitive Compensation Data and in the case of Mr. Shields, as reflected in the Shields Employment Agreement. Total Annual Bonus opportunity is set to bring each named executive officer close to the median total opportunity of the Competitive Compensation Data.

The 2022 target Annual Bonus opportunity for each Named Executive Officer was:

Named Executive Officers	Base Salary	Cash Bonus Target Value	Equity Bonus Target Value	TOTAL ANNUAL BONUS OPPORTUNITY (% of Salary)
Gerald W. Shields	$775,000	$600,000	$250,000	110%
Jeffery P. Conklin	$430,000	$170,000	$116,960	67%
Sheryl Kinlaw	$300,000	$135,000	$100,000	78%
Robert M. Mauldin III	$350,000	$150,000	$150,000	86%
Harvey J. L. Waite	$340,000	$125,000	$90,000	63%

Tying the Annual Bonus Opportunity to the Milestones
As discussed above, over the last few years, the Compensation Committee has continued to refine our executive compensation program. In 2021, as we became a non-controlled Company for the first time in over 30 years, the Compensation Committee incorporated more quantifiable financial and operating metrics in our performance objectives in order to have less discretion in awarding the Annual Bonus to our Named Executive Officers. This allows the Compensation Committee to tie a percentage of each Named Executive Officer’s Annual Bonus opportunity to the milestone(s) that such person is responsible for driving. We believe that this step provides clear objectives to motivate the Company’s leadership to meet high standards of values-driven leadership in addition to delivering strong financial results.

In 2022, the Compensation Committee weighed the milestones as follows:

Named Executive Officers	Milestone 1- First Year Sales Increase	Milestone 2- Improved Policy Retention	Milestone 3- Roadmap Execution	Milestone 4- Financials & Expense Discipline
Gerald W. Shields	40%	20%	30%	10%
Jeffery P. Conklin	15%	20%	25%	40%
Sheryl Kinlaw	20%	10%	35%	35%
Robert M. Mauldin III	40%	20%	30%	10%
Harvey J. L. Waite	25%	20%	35%	20%

First Year Sales Increase

Achieve first year sales of $x million annualized premium.

Specific targets for payout were established for our international sales and for our Home Service Insurance segment sales, at 80% of goal, 100% of goal and 120% of goal for each.

MILESTONE 1
	Weight	x	80%	=	Payout
INTERNATIONAL	50%		0.8		0.4
HOME SERVICE	50%		0.8		0.4

	Weight	x	100%	=	Payout
INTERNATIONAL	50%		1		0.5
HOME SERVICE	50%		1		0.5

	Weight	x	120%	=	Payout
INTERNATIONAL	50%		1.2		0.6
HOME SERVICE	50%		1.2		0.6
The threshold amount that a Named Executive Officer could earn for this Milestone (other than $0 for no achievement) would be 80% achievement of either International or Home Service, which would result in a 40% payout for Milestone 1. The maximum amount that a Named Executive Officer could earn for this Milestone would be achievement of 120% of both revenue goals, which would result in a 120% payout for Milestone 1.

Improve Policy Retention

Goal: Improve policy lapses and surrenders to improve in-force revenue while maintaining an established first year persistency level.

Targets are established for international business retention and Home Service Insurance segment retention, with specific targets for payout at 80% of retention goal, 100% of retention goal and 120% retention goal for each, along with a minimum persistency level for each.

MILESTONE 2
	Weight	x	80%	=	Payout
INTERNATIONAL	50%		0.8		0.4
HOME SERVICE	50%		0.8		0.4

	Weight	x	100%	=	Payout
INTERNATIONAL	50%		1		0.5
HOME SERVICE	50%		1		0.5

	Weight	x	120%	=	Payout
INTERNATIONAL	50%		1.2		0.6
HOME SERVICE	50%		1.2		0.6

The threshold amount that a Named Executive Officer could earn for this Milestone (other than $0 for no achievement) would be 80% achievement of either International or Home Service, which would result in a 40% payout for Milestone 2. The maximum amount that a Named Executive Officer could earn for this Milestone would be achievement of 120% of both retention goals, which would result in a 120% payout for Milestone 2.

Roadmap Execution

Maintain and execute on the approved 5 Quarter Roadmap:

•Implement solution to minimize grey market impact
•Complete Home Services transformation
•Execute on LDTI to successfully meet schedule and budget
•Deliver as per approved roadmap to improve sales and service across the 3 markets and 3 sales levers (product, promotion, and process)
•Complete Claims Reengineering efforts to improve claims payment time

MILESTONE 3
	Weight	x	80%	=	Payout
	100%		0.8		0.8

	Weight	x	100%	=	Payout
	100%		1		1.0

	Weight	x	120%	=	Payout
	100%		1.2		1.2

The threshold amount that a Named Executive Officer could earn for this Milestone (other than $0 for no achievement) would be 80% achievement of roadmap execution, which would result in an 80% payout for Milestone 3. The maximum amount that a Named Executive Officer could earn for this Milestone would be achievement of 120% of roadmap execution, which would result in a 120% payout for Milestone 3.

Financials & Expense Discipline

•120 % Payout Stretch Goal: Positive Net Pre-tax income •100% Payout Goal: Break even Net Pre-tax income •80% Payout goal: Achieve budgeted Net Pre-tax income

MILESTONE 4
	Weight	x	80%	=	Payout
	100%		0.8		0.8

	Weight	x	100%	=	Payout
	100%		1		1.0

	Weight	x	120%	=	Payout
	100%		1.2		1.2
The threshold amount that a Named Executive Officer could earn for this Milestone (other than $0 for no achievement) would be 80% achievement of financials & expense discipline, which would result in an 80% payout for Milestone 4. The maximum amount that a Named Executive Officer could earn for this Milestone would be achievement of 120% of financials & expense discipline, which would result in a 120% payout for Milestone 4.

Thus, the overall Annual Bonus opportunity for each named Executive Officer is as follows:

	Threshold Achievement of each Milestone(1)	Target (100% Achievement of each Milestone)	120% Achievement of each Milestone
Gerald W. Shields	$476,000	$850,000	$1,020,000
Jeffery P. Conklin	$189,394	$286,960	$344,352
Sheryl Kinlaw	$159,800	$235,000	$282,000
Robert M. Mauldin III	$168,000	$300,000	$360,000
Harvey J. L. Waite	$133,300	$215,000	$258,000

(1)Calculated for each Named Executive Officer by (a) multiplying (i) the minimum threshold achievement percentage needed for a payout as set forth above (40% for each of Milestones 1 and 2, and 80% for each of Milestones 3 and 4), times (ii) the weighting for each officers as set forth on page 38 above, then (b) adding all 4 factors, which would result in the following percentages:

Named Executive Officers	Threshold Achievement Multiplier*
Gerald W. Shields	56%
Jeffery P. Conklin	66%
Sheryl Kinlaw	68%
Robert M. Mauldin III	56%
Harvey J. L. Waite	62%
* Rounded to nearest tenth of a percent.

Calculating the 2022 Annual Bonus

Because the calculation of the Annual Bonus opportunity is formulaic, following conclusion of the 2022 fiscal year, the Compensation Committee only had to determine the achievement of each of the 2022 Milestones in order to calculate the 2022 Annual Bonus amount for each Named Executive Officer.

2022 Milestone	Percentage of Milestone Achieved	2021 Key Accomplishments/Results
First Year Sales Growth	80%	•Achieved 80% of first year sales growth for international sales and Home Services Insurance segment sales
Retention Improvement	90%	•Achieved 100% goal for international life insurance and 80% goal for Home Services Insurance segment
Roadmap Execution	120%
•Delivered above plan on 5-quarter roadmap, which included deliveries of:
◦New and enhanced products
◦Quarterly portal releases and numerous infrastructure and service-related projects
•LDTI project implementation met timeline
•Home Services Insurance transformation continued on plan

Financial and Expense Discipline	80%	•Achieved budgeted and Plan Net Pre-tax income

Once the achievement percentages are set for each milestone, the Annual Bonus was calculated for each Named Executive Officer by multiplying the percentage achieved for each milestone by such Named Executive Officer’s weighting for each such milestone to determine the bonus multiplier.

Named Executive Officer	First Year Sales Growth	=	Retention Improve-ment	=	Roadmap Execution	=	Financial & Expense Discipline	=	TOTAL
Gerald W. Shields	.4 x .8	0.32	.20 x .9	0.18	.30 x 1.2	.36	.10 x .80	.08	94%
Jeffery P. Conklin	.15 x .8	0.12	.2 x .9	0.18	.25 x 1.2	0.3	.40 x .80	0.32	92%
Sheryl Kinlaw	.20 x .8	0.16	.10 x .9	0.09	.35 x 1.2	0.42	.35 x .80	0.28	95%
Robert M. Mauldin III	.40 x .8	0.32	.20 x .9	0.18	.30 x 1.2	0.36	.10 x .80	0.08	94%
Harvey J. L. Waite	.25 x 8	0.2	.20 x .9	0.18	.35 x 1.2	0.42	.20 x .80	0.16	96%

The total (bonus multiplier) is then multiplied by each Named Executive Officer’s target Annual Bonus opportunity to determine the Annual Bonus earned. The Cash Bonus amounts paid to the Named Executive Officers are reported under “Non-equity Incentive Plan Compensation” in the Summary Compensation Table on page 44.

Named Executive Officers	Cash Bonus Target Value	x	Cash Bonus Paid	Equity Bonus Target Value	x	Equity Bonus Granted
Gerald W. Shields	$600,000.94		$564,000	$250,000.94		$235,000
Jeffery P. Conklin	$170,000.92		$156,400	$116,960.92		$107,603
Sheryl Kinlaw	$135,000.95		$128,250	$100,000.95		$95,000
Robert M. Mauldin III	$150,000.94		$141,000	$150,000.94		$141,000
Harvey J. L. Waite	$125,000.96		$120,000	$90,000.96		$86,400

TOTAL	$1,180,000		$1,109,650	$706,960		$665,003

The Equity Bonus is calculated by dividing the Equity Bonus Granted amount set forth in the table above by the closing price of our Class A common stock on March 31, 2023, the payout date for the Annual Bonus. The Equity Bonus was paid in the form of a grant of Restricted Stock Units (RSUs), which vest over a 3-year period following the date of payment. Thus, our Equity Bonus component has both a performance-based component, i.e., the RSUs aren’t granted unless the established milestones are achieved, and a time-based component, i.e., once the performance goals are achieved, a Named Executive Officer receives the stock over the following three years, subject to continued service with the Company. We believe this component of pay thus aligns the interests of our executives with shareholders’ interests in creating long-term shareholder value and promoting the stability and retention of the executive team over longer periods.

OTHER COMPENSATION PRACTICES POLICIES AND GUIDELINES

Inducement Equity Grants

In order to attract and retain talent, from time-to-time we offer inducement equity awards that vest over 3-year terms. We believe that such awards allow us to recruit talent and incentivize employees to remain at Citizens in order to help drive our strategic goals. No inducement equity grants were made to Named Executive Officers in 2022; Ms. Kinlaw received an inducement grant in 2021.

RSU Retirement Policy

On June 7, 2022, the Board adopted a RSU retirement policy in order to define how unvested RSUs are to be handed for individuals retiring from the Company. This policy allows employees who have unvested RSUs at the time of Retirement to continue vesting without penalty or forfeiture if the employee is retiring on a voluntary basis and has had favorable annual performance reviews over the prior 3 years. "Retirement" for the purposes of this policy equals the Early Retirement Age as defined by the Social Security Administration (currently age 62); provided, however, an employee must have a minimum of 5 years of employment with the Company to be eligible for the continued vesting benefit. The Board believes that this policy allows for a process to be followed consistently and help the Company recruit and retain staff through retirement in order to ensure continuity of leadership of employees who are considering retiring from Citizens.

Compensation Clawback

The terms of all outstanding RSU awards held by our Named Executive Officers allow us to recoup “excess compensation” that may be paid in respect of RSUs in the event the Company is required to restate its audited financial statements for any of the prior three fiscal years as a result of material noncompliance with financial reporting requirements under federal securities laws. “Excess compensation” means the excess of (i) the actual amount of performance-based compensation received by an individual over (ii) the compensation that would have been received based on the restated financial results during such period.

Prohibition on Hedging, Pledging and Short Sales

The Company prohibits all directors and officers from engaging in (i) any transactions in derivatives of the Company’s securities, including the use of financial instruments such as prepaid variable forward contracts, equity swaps, collars, and exchange funds, or any other transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the Company’s securities, (ii) pledging of the Company securities as collateral and (iii) short sales of the Company’s securities.

Other Benefits

Our Named Executive Officers are eligible to participate in other benefits on the same basis as other employees, including our health, dental and vision insurance plans, our 401(k) Retirement Plan and paid time off plan. Additionally, Robert Mauldin and Harvey Waite live outside of Texas and we reimbursed these executives for travel expenses incurred in commuting between their principal residence and our executive offices, as well as lodging expenses.

Pursuant to the Shields Consulting Agreement, Mr. Shields received a relocation bonus of $15,000. Mr. Mauldin and Mr. Waite were reimbursed for travel expenses from their homes outside of Texas to our headquarters in Austin, Texas. Other than these amounts, no perquisites or personal benefits exceeded $10,000 for any of our other Named Executive Officers.

Risk Considerations

In establishing and reviewing the Company’s executive compensation program, the Compensation Committee considers whether the program encourages unnecessary or excessive risk-taking. Additional risk considerations are discussed above under “Board Matters – Board’s Roles and Responsibilities - Risk Oversight.”

Severance Arrangements

The Shields Employment Agreement provides for cash severance and other benefits in connection with a qualifying termination following a Change in Control.

Potential payments and benefits provided pursuant to the Change in Leadership Agreements and a more detailed description of the agreements are set forth below in the section entitled “Potential Payments Upon Termination or Change in Control” beginning on page 47.

As of December 31, 2022, the Company did not have any other severance arrangements in place with any of its executive officers.

COMPENSATION TABLES

The following tables, footnotes and narrative discuss the compensation of each of our Named Executive Officers for 2022 and 2021, as required by the rules for a smaller reporting company.

Summary Compensation Table

Name and Principal Position	Year	Salary ($) (1)	Stock Awards ($) (2)	Non-Equity Incentive Plan Compensation ($) (3)	All Other Compensation ($)		Total ($)
Gerald W. Shields	2022	775,000	—	564,000	15,000	(5)	1,354,000
Chief Executive Officer and President	2021	822,945	10,499	606,667	18,176	(5)	1,458,287

Jeffery P. Conklin	2022	430,000	99,805	156,400	12,200	(4)	698,405
Vice President, Chief Financial Officer, Chief Investment Officer and Treasurer	2021	430,000	214,460	149,334	10,012	(4)	803,806

Sheryl Kinlaw	2022	300,000	40,335	128,250	12,194	(4)	480,779
Vice President, Chief Legal Officer and Secretary	2021	150,000	130,320	54,853	115,485	(4)(6)	450,658

Robert M. Mauldin III	2022	350,000	78,699	141,000	19,100	(4)(7)	588,799
Vice President, Chief Marketing Officer	2021	350,000	205,670	118,048	7,761	(4)	681,479

Harvey J. L. Waite	2022	340,000	72,351	120,000	32,695	(4)(7)	565,046
Vice President, Chief Actuary	2021	340,000	48,963	108,528	10,458	(4)	507,949

(1)The 2021 salary for Mr. Shields reflects the consulting fees paid to him for his service as Interim Chief Executive Officer and President of the Company (as an independent contractor and not an employee). Mr. Shields was appointed Interim Chief Executive Officer and President effective August 5, 2020 and held that position through December 31, 2021.

The 2021 salary for Ms. Kinlaw reflects the prorated salary based on her 6 months of service in the role of Vice President, Chief Legal Officer and Secretary of the Company effective July 1, 2021.

(2)The amounts listed in Stock Awards reflect the aggregate grant date fair value of awards of RSUs granted under the Citizens, Inc. Omnibus Incentive Plan and do not reflect compensation actually received. The aggregate grant date fair value is computed in accordance with FASB ASC Topic 718, based on the closing price of the Company’s Class A common stock on the date of grant. Assumptions used in the calculation of these amounts are included in Footnote 11 to the Company’s audited financial statements for the fiscal year ended December 31, 2022, included in the Company’s Annual Report on Form 10-K.

2022 - The 2022 RSU awards were granted on March 31, 2022 for achievement of 2021 performance goals and have three year vesting terms, subject to acceleration under certain circumstances as described herein.

2021 - The 2021 RSU awards granted to Mr. Conklin, Mr. Mauldin and Mr. Waite were granted on January 29, 2021 for achievement of 2020 performance goals. The RSUs granted to Ms. Kinlaw represent an inducement grant made to Ms. Kinlaw on her employment start date. All of these RSUs vest equally over three years from the date of grant. The RSUs granted to Mr. Shields in 2021 were granted for his service as a non-employee director are time-based RSUs with a one year vesting term.

(3)The amounts reflect the performance-based cash incentive bonus earned by each Named Executive Officer in each year in recognition of achievement of the relevant performance measure satisfied during such year, although not payable until the following fiscal year. For example, the amount reflected in the 2022 column was earned for the goals achieved for 2022, even though not paid until 2023. See “Annual Bonus Opportunity” starting on page 37 for additional discussion on achievement and payout of the 2022 non-equity incentive plan compensation.

(4)Includes the Company’s contributions to the respective Named Executive Officer’s defined contribution plan.

(5)2022 - Reflects a $15,000 relocation payment paid to Mr. Shields pursuant to the Shields Employment Agreement.

2021 – This amount reflects perquisites paid to Mr. Shields under his consulting agreement when he was acting as Interim Chief Financial Officer, which primarily consisted of travel and lodging from his home to the Company’s headquarters in Austin, Texas.

(6)Includes the amount paid to Ms. Kinlaw as outside counsel prior to April 1, 2021 and as Interim Chief Legal Officer (as a consultant) from April 1, 2021 through June 30, 2021.

(7)Includes reimbursement for travel to our headquarters in Austin, Texas, from their homes outside of Texas in the amount of $15,423 for Mr. Mauldin and $21,921 for Mr. Waite and for both, a $125 payment (plus tax gross up) for a wellness plan benefit.

The amounts in the salary, bonus, and non-equity incentive plan compensation columns of the “Summary Compensation Table” reflect actual amounts earned in the relevant years (even if paid in a subsequent year), while the amounts in the stock awards column reflect the fair market values of equity granted during the year and not actual amounts paid. The tables entitled “Outstanding Equity Awards at 2022 Year-End” and “Stock Vested” provide further information on the Named Executive Officers’ potential realizable value and actual value realized with respect to their RSU awards. The “Summary Compensation Table” should be read in conjunction with the Compensation Discussion and Analysis and the subsequent tables and narrative descriptions.

Narrative Disclosure to Summary Compensation Table

Shields Employment Agreement

On January 1, 2022, Gerald W. Shields was appointed as the Company's Chief Executive Officer, after serving as the Interim Chief Executive Officer and President of the Company since August 5, 2020. In connection with Mr. Shields’ appointment as the Company’s Chief Executive Officer, the Company and Mr. Shields entered into an Executive Employment Agreement, which was effective on January 1, 2022 (the "Shields Employment Agreement").

Below is a summary of the material terms of the Shields Employment Agreement. Capitalized terms used but not defined below have the meanings set forth in the Shields Employment Agreement.

Term. The Shields Employment Agreement has an initial term of two (2) years and will automatically renew for an additional one year on each anniversary of the effective date unless either Citizens or Mr. Shields provides at least 90 days’ notice not to renew.

Base Salary. The Employment Agreement establishes an annual base salary of $775,000.

Short-Term Incentive. Mr. Shields will be eligible to receive an annual cash bonus of up to $600,000 (subject to annual review by the Board or Compensation Committee, who may increase or decrease such bonus opportunity). The amount of the actual cash or equity bonus awarded each year, if any, shall be determined by the Board of the Company’s Compensation Committee based on the achievement of annual performance objectives established by the Board or the Compensation Committee from time to time and in their sole discretion.

Long-Term Incentive. Mr. Shields will be eligible to earn additional incentive compensation in an amount up to $250,000 per year, in the form of restricted stock units or performance stock units, or other equity grants available under the Company’s equity incentive plan (the “LTI”). If the initial term of employment is not renewed for an additional one-year term, all unvested restricted stock units granted during the initial term shall automatically vest at the end of the initial term.

Relocation Payment. Mr. Shields relocated to Austin, Texas and was paid a relocation payment in the amount of $15,000.

Termination Payments. In the event that Mr. Shields' employment is terminated for one of the reasons stated below, he shall be paid as described below. For purposes of the Termination Payments:

"Accrued Amounts" means a cash payment equal to (i) earned but unpaid Base Salary, plus (ii) accrued but unused PTO, plus (iii) earned, but unpaid Annual Bonus, if any, which was earned for the previous fiscal year, plus (iv) reimbursement of reasonable business expenses and disbursements incurred and documented prior to the date of termination.

"Benefits Continuation" means payment by the Company of the cost of Mr. Shields' participation in the Company's group health plan (as elected as of the date of termination) for the number of months left in the Term.

"Pro-Rated Annual Bonus" means a pro-rated Annual Bonus for the year of termination, based on the degree to which performance metrics for the fiscal year of termination are satisfied (paid at the same time as bonuses are paid to similarly situated executives).

"Severance Period" means the number of months remaining in the Term following the date of termination.

Death or Disability (other than within one year following a Change in Control). A cash payment equal to (i) the Accrued Amounts, plus (ii) a Pro-Rated Annual Bonus.

Without Cause or For Good Reason (other than a Termination in Anticipation of a Change of Control or within one year following a Change in Control). A cash payment equal to (i) the Accrued Amounts, plus (ii) 50% of the Pro-Rated Annual Bonus, plus (iii) 50% of the Base Salary during the Severance Term, payable in equal installments over such period, plus (iv) immediate vesting of all unvested Long-Term Incentive awards, plus (v) Benefits Continuation. Payments under this provision are subject to Mr. Shields' execution of a valid general release and waiver containing the Restricted Covenants.

Without Cause, For Good Reason, or Death or Disability Following a Change in Control or a Termination in Anticipation of a Change in Control. A cash payment equal to (i) the Accrued Amounts, plus (ii) 50% of the Pro-Rated Annual Bonus, plus (iii) two times the Base Salary at time of termination (paid over the remaining Severance Period), plus (iv) two times the most recent Annual Bonus (paid over the remaining Severance Period), plus (v) immediate vesting of all unvested Long-Term Incentive awards, plus (vi) Benefits Continuation. Payments under this provision are subject to Mr. Shields' compliance with the Conditions.

Any other reason. The Accrued Amounts.

The foregoing summary of the Shields Employment Agreement is not complete and is subject to, and qualified by reference to, (i) the full text of the Shields Employment Agreement filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on December 21, 2021.

No other Named Executive Officer has an employment agreement.

Material Terms of Stock Awards and Non-Equity Incentive Plan Awards

The material terms of each RSU grant and non-equity incentive plan awards made to our named executive officers during the last completed fiscal year are described starting on page 37, "Compensation Discussion and Analysis - Annual Bonus Opportunity."

OUTSTANDING EQUITY AWARDS AT 2022 YEAR-END

The following table shows information regarding the outstanding equity awards held by each of the Named Executive Officers as of December 31, 2022. All equity awards are granted in the form of Restricted Stock Units (RSUs). Mr. Shields did not have any outstanding equity awards as of such date.

Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested (1) ($)
Jeffery P. Conklin	1/29/2021 (2)	23,632	50,336
	3/31/2022 (3)	23,539	50,138

Sheryl Kinlaw	7/1/2021 (4)	16,000	34,080
	3/31/2022 (3)	9,513	20,263

Robert M. Mauldin III	1/29/2021 (2)	22,663	48,273
	3/31/2022 (3)	18,561	39,535

Harvey J. L. Waite	1/29/2021 (2)	5,395	11,492
	3/31/2022 (3)	17,064	36,346

(1)The dollar amounts are determined by multiplying the number of RSUs by $2.13, the closing price of the Company’s Class A common stock on December 30, 2022, the last trading day of the Company’s fiscal year.

(2)One-half of the RSUs vested subsequent to December 31, 2022, on January 29, 2023 (the second anniversary of the date of the grant). The remaining one-half are scheduled to vest on January 29, 2024 (the third anniversary of the date of grant), provided that the Named Executive Officer continues to be employed with the Company through the vesting date or otherwise qualifies for accelerated vesting pursuant to the Company's RSU Retirement Policy. .

(3)One-third of the RSUs vested subsequent to December 31, 2022, on March 31, 2023 (the first anniversary of the date of the grant). One-third of the RSUs are scheduled to vest on March 31, 2024 (the second anniversary of the date of the grant) and the remaining one-third are scheduled to vest on March 31, 2025 (the third anniversary of the date of grant), provided that the Named Executive Officer continues to be employed with the Company through the vesting date or otherwise qualifies for accelerated vesting pursuant to the Company's RSU Retirement Policy.

(4)Represents remaining two-thirds of RSUs from equity inducement grant awarded to Ms. Kinlaw on her start date.

STOCK VESTED

The following table shows information regarding the vesting of RSUs during 2022 that were granted to the Named Executive Officers prior to 2022.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Gerald W. Shields	2,023	$6,757
Jeffery P. Conklin	40,870	$179,423
Sheryl Kinlaw	8,000	$33,120
Robert M. Mauldin III	34,981	$154,118
Harvey J. L. Waite	2,698	$12,706

(1)The dollar amounts are determined by multiplying the number of shares that vested by the per share closing price of the Company’s Class A common stock on each applicable vesting date.

POTENTIAL PAYMENTS UPON TERMINATION

At December 31, 2022, the following agreements contain provisions whereby a Named Executive Officer may receive a payment following termination of employment or a change in control of the Company:
•Shields Employment Agreement
•RSU Agreements

Shields Employment Agreement

The following table shows the estimated Termination Payment Mr. Shields would have become entitled to under the terms of the Shields Employment Agreement had his employment terminated on December 31, 2022. For purposes of this table:
Accrued Amounts = $89,423. Reflects cash payment equal to the paid time out accrued but not used as of 12/31/2022. No other Accrued Amounts would be due because: (i) earned but unpaid Base Salary = $0 as full Base Salary for 2022 was paid as of December 30, 2022 (the last business day of fiscal year); and (ii) Annual Bonus for the previous fiscal year (2021) was paid in April 2022.

Base Salary = $775,000

Annual Bonus = $600,000; Pro-Rated Annual Bonus = $600,000

Assumes business expenses had been fully reimbursed.

Benefits Continuation = $1,192 / month

Termination Reason	Amount
Death or Disability (1)	$689,423
Without Cause or For Good Reason (2)	$791,227
Without Cause, For Good Reason, or Death or Disability Following a Change in Control or a Termination in Anticipation of a Change in Control (3)	$3,167,061
Any other reason	$0

(1)Other than within one year following a Change in Control. Payment reflects (1) the Pro-Rated Annual Bonus calculated as if 100% of Annual Bonus was earned and paid out; and (ii) Accrued Amounts..

(2)Other than a Termination in Anticipation of a Change in Control or within one year following a Change in Control. Payment reflects (i) Accrued Amounts; (ii) 50% of the Pro-Rated Annual Bonus, calculated as if 100% of Annual Bonus was earned and paid out, (iii) 50% of the remaining Base Salary due, (iv) immediate vesting of Long-Term Incentive Awards ($0) and (v) Benefits Continuation for 12 months. Assumes Mr. Shields signed the Release.

(3) Payment reflects: (i) Accrued Amounts; (ii) 50% of the Pro-Rated Annual Bonus, plus (iii) two times the Base Salary at time of termination (paid over the remaining Severance Period), plus (iv) two times the most recent Annual Bonus (paid over the remaining Severance Period), plus (v) immediate vesting of all unvested Long-Term Incentive awards, plus (vi) Benefits Continuation for 12 months. Assumes Mr. Shields signed the Release.

RSU Agreements

Pursuant to the terms of the award agreements for RSUs granted to all recipients under our Omnibus Incentive Plan, unvested RSUs shall become 100% vested on an accelerated basis in the following circumstances:
(a)Death or Disability (as Disability is defined in §22(e)(3) of the Internal Revenue Code); or
(b)Change in Control

Change in Control – 100% vested if “Termination of Employment or Service in Connection with a Change of Control”

“Termination of Employment or Service in Connection with a Change of Control” means a termination of employment within the one-year period beginning on the date of a Change in Control:
•by the Company for any reason other than Cause; or
•by the recipient for Good Reason

“Good Reason” generally means a material reduction in base salary or wage rate or target incentive opportunity; or the relocation of the principal place of employment to a location more than fifty miles from the Named Executive Officer’s principal place of employment as of immediately prior to the Change of Control (subject to certain cure rights).

A “Change of Control” generally occurs when:
•we sell or otherwise dispose of all or substantially all of our assets;
•we consummate a merger or consolidation of the Company with or into another corporation where our shareholders do not continue to hold at least a majority of the surviving entity;
•any person, entity or group (other than the Company) becomes a beneficial owner of, or shall have obtained voting control over, more than a certain percentage of the outstanding shares of the Class A common stock
•under certain circumstances, our directors cease to constitute a majority of the Board; or
• our shareholders approve a plan of complete liquidation or dissolution of the Company.

The following table shows the amounts that each of the Named Executive Officers would have become entitled to under the terms of their RSU grant agreements had their employment or service been terminated on December 31, 2022.

($) (1)
Gerald W. Shields	0
Jeffery P. Conklin	100,474
Sheryl Kinlaw	54,343
Robert M. Mauldin III	87,808
Harvey J. L. Waite	47,838

(1) The dollar amounts are determined by multiplying the number of shares outstanding at 2022 year end as reflected in table above (which are subject to acceleration) by $2.13, the closing price of the Company’s Class A common stock on December 31, 2022.

The foregoing summary is not complete and is subject to, and qualified by reference to, the full text of the Form of Citizens, Inc. Employee Restricted Stock Unit Agreement filed as Exhibit 10.6 to the Company’s Annual Report on Form 10-K filed with the SEC on March 29, 2018.
.

PAY VERSUS PERFORMANCE

We are providing the following information pursuant to the new SEC pay versus performance disclosure requirements set forth for Smaller Reporting Companies in Item 402(v) of Regulation S-K (the "Pay Versus Performance Rule"), which requires disclosure of certain information about the relationships between our performance and the compensation of our Chief Executive Officer and the average compensation of our other non-CEO Named Executive Officers, as well as the “Compensation Actually Paid” as calculated in accordance with the Pay Versus Performance Rule. The amounts reported as “Compensation Actually Paid” do not reflect the actual amount of compensation earned by or paid to our Chief Executive Officer or our non-CEO Name Executive Officers and differ from the compensation amounts disclosed elsewhere in this proxy statement. For a discussion of our executive compensation program and philosophy, please refer to our “Compensation Discussion and Analysis” section.

(a) Year (1)	(b) Summary compensation table total for CEO ($)	(c) Compensation actually paid to CEO (2) ($)	(d) Average summary compensation table total for non-CEO named executive officers ($)	(e) Average compensation actually paid to non-CEO named executive officers (3) ($)	(f) Value of initial fixed $100 investment based on Total Shareholder Return (4)	(e) Net Income (loss) ($, (in thousands)	(f) Adjusted Operating Income (loss) ($, (in thousands) (5)
2022	1,354,000	1,350,015	583,257	473,173	$37.17	(6,638)	3,224
2021	1,458,287	1,450,021	610,973	573,360	$92.67	36,787	(5,055)
(1)Gerald W. Shields was the CEO in 2022 and 2021. The other named executive officers in both years were: Jeffery P. Conklin, Sheryl Kinlaw, Robert M. Mauldin III, and Harvey J.L. Waite.

(2)Compensation Actually Paid to Mr. Shields in each applicable year is calculated as follows:

Year	Summary compensation table total for CEO	LESS Grant Date Fair Value of Equity Awards Granted During Applicable Year (as reflected in Summary Compensation Table)	PLUS Year-End Fair Value of Equity Awards Granted During Applicable Year that are Outstanding and Unvested at end of Applicable Year	PLUS Change in Fair Value as of Year-End of Any Prior-Year Awards that Remain Unvested as of Year-End	PLUS Change in Fair Value as of the Vesting Date from the End of the Prior Fiscal year of Any Prior Year Awards that Vested During Applicable Year	EQUALS Compensation Actually Paid
2022	1,354,000	$—	$—	$—	$(3,985)	$1,350,015
2021	1,458,287	$10,499	$10,742	$—	$(8,509)	$1,450,021

(3)The Average Compensation Actually Paid to the four non-CEO named executive officers in each applicable year is calculated as follows:

Year	Average summary compensation table total for non-CEO named executive officers	LESS Average of Grant Date Fair Value of Equity Awards Granted During Applicable Year (as reflected in Summary Compensation Table)	PLUS Average of Year-End Fair Value of Equity Awards Granted During Applicable Year that are Outstanding and Unvested at end of Applicable Year	PLUS Average of Change in Fair Value as of Year-End of Any Prior-Year Awards that Remain Unvested as of Year-End	PLUS Average of Change in Fair Value as of the Vesting Date from the End of the Prior Fiscal year of Any Prior Year Awards that Vested During Applicable Year	EQUALS Average of Compensation Actually Paid
2022	$583,257	$72,790	$36,571	$(53,814)	$(20,051)	$473,173
2021	$610,973	$149,853	$134,789	$(5,534)	$(17,015)	$573,360

(4)Calculated by determining the number of shares that $100 would have purchased on December 31, 2020 ($100 divided by $5.73, which was the closing price of our Class A Common Stock on such date) and then multiplying that share amount by the closing price in each of the applicable years to determine the value of the $100 investment at the end of each applicable year.

(5)    Adjusted Operating Income (loss) is a non-GAAP measure that is computed as pre-tax GAAP operating income, excluding net investment related gains (losses) and unusual one-time items. Management believes that this metric is meaningful, as it allows investors to evaluate underlying profitability and enhances comparability across periods, by excluding items that are heavily impacted by investment market fluctuations and other economic factors and are not indicative of operating trends. Management believes that the pre-tax metric is a more useful comparison than the post-tax metric, as the Company’s effective tax rate can fluctuate significantly from quarter-to-quarter. Adjusted Operating Income is calculated as follows:

For the periods ended
Unaudited (In thousands)	2022	2021

Adjusted Operating Income
Income (loss) before federal income tax	$(7,067)	$(6,688)
Less:
Excluded investment related gains (losses)	(10,291)	10,991
Excluding goodwill impairment	—	(12,624)
Total adjustments	(10,291)	(1,633)
Adjusted income (loss) before federal income tax	$3,224	$(5,055)

Relationship Between Compensation Actually Paid and our Total Shareholder Return

Our stock price performance is not one of the elements used in determining Compensation Actually Paid to our Named Executive Officers. However, the amount of Compensation Actually Paid to our Named Executive Officers aligns with the Company's Total Shareholder Return (TSR) due to the fact that a portion of the compensation paid to our Named Executive Officers is comprised of equity awards. In both 2021 and 2022, the amount of Compensation Actually Paid to our Named Executive Officers was less than the Summary Compensation Table total for the Named Executive Officers due to the declining stock price and TSR.

Year	Value of initial fixed $100 investment based on Total Shareholder Return	Summary compensation table total for all Named Executive Officers ($)	Compensation actually paid to Named Executive Officers ($)	Difference
2021	$92.67	2,069,260	2,023,381	$(45,879)
2022	$37.17	1,937,257	1,823,188	$(114,069)

Relationship Between Compensation Actually Paid and our Net Income (Loss) (GAAP and Non-GAAP)

GAAP and non-GAAP net income (Adjusted Operating Income) are measures of our overall profitability that we believe are factors that can drive our stock price performance. However, Compensation Actually Paid is less sensitive to our annual GAAP income (loss) because management and our Board of Directors do not believe that our GAAP income (loss) is a meaningful number in allowing investors to evaluate underlying profitability. Rather, we believe that Adjusted Operating Income is a better tool to allow investors to evaluate profitability and enhance comparability across periods. Accordingly, pre-tax income is one of the four elements of the Annual Bonus Opportunity (described above in Compensation Discussion and Analysis). The increase in Adjusted Operating Income from 2021 to 2022, is one of the reasons that the non-equity incentive plan compensation paid to the Named Executive Officers was generally higher in 2022 than 2021.

CEO PAY RATIO

Name	Salary ($)	Stock Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Gerald W. Shields	775,000	0	564,000	15,000	1,354,000

CEO Pay Ratio: approximately 23 to 1

The total annual compensation of Mr. Shields for 2022 ($1,354,000) was 23 times the median annual total compensation of all of our employees ($60,036).

Calculation of Mr. Shields total annual compensation:

As disclosed in the Summary Compensation Table of this Proxy Statement on page 44, Mr. Shields had annual total compensation of $1,354,000 in 2022.

Calculation of median annual total compensation of all our employees:

We identified our median employee by examining the total cash compensation for all of the 215 employees who were employed by us on December 31, 2021. Mr. Shields was not an employee as of such date.

We believe the use of total cash compensation for all employees is a consistently applied compensation measure that reasonably reflects the annual compensation of our employees. We included all employees, whether employed on a full-time or part-time basis and did not exclude any non-U.S. employees. We did not make any assumptions, adjustments or estimates with respect to total cash compensation (except for the fact that we annualized the compensation for any full-time or part-time employees who were not employed by us for all of 2021).

STOCK OWNERSHIP INFORMATION

SECURITY OWNERSHIP OF DIRECTORS AND MANAGEMENT

The following table provides information as of April 11, 2023, on the beneficial ownership of our Class A common stock by (1) each of our directors and nominees, (2) each of the other named executive officers and (3) all of our directors and executive officers as a group.

Each person listed below has sole voting and investment power for all shares held by such person.

The address for each person listed below is: Citizens, Inc., 11815 Alterra Parkway, Suite 1500, Austin, Texas 78758.

NAME OF BENEFICIAL OWNER	CLASS A SHARES OWNED	PERCENT OF CLASS (1)
Directors and Nominees
Christopher W. Claus	15,934	*
Cynthia H. Davis	2,486	*
Jerry D. Davis, Jr.	13,072	*
Francis A. Keating II	10,319	*
Dr. Terry S. Maness	6,614	*
J. Keith Morgan	33,162	*
Gerald W. Shields	85,171	*
Dr. Robert B. Sloan, Jr.	53,094	*
Mary Taylor	2,930	*

Jeffery P. Conklin	101,782	*
Sheryl Kinlaw	11,677	*
Robert M. Mauldin III	75,339	*
Harvey J. L. Waite	25,752	*
Directors and executive officers as a group
(13 individuals)	437,332	*
    *    Less than one percent (1%).

(1)Based on 49,856,895 shares of Class A common stock outstanding as of April 11, 2023.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

Except as otherwise noted, the following table provides information as of April 11, 2023, with respect to the number of shares of our Class A common stock owned by each person known by the Company to be the beneficial owner of more than 5 percent of our Class A common stock.

NAME OF BENEFICIAL OWNER	CLASS A SHARES OWNED	PERCENT OF CLASS (1)
Galindo, Arias & Lopez (as trustee of four non-U.S. trusts and/or record holder) c/o Gala Trust and Management Services, Inc., Scotia Plaza, 9th Floor, Federico Boyd Avenue 18 and 51 Street, Panama 5 Republic of Panama	4,121,765	8.3% (2)

(1)Based on 49,856,895 shares of Class A common stock outstanding as of April 11, 2023. The ownership percentages set forth in this column are based on the assumption that each of the beneficial owners continued to own the number of shares reflected in the table above on such date.

(2)The information is based on a Schedule 13G/A filed by Galindo, Arias & Lopez (“GA&L”), Gala Trust and Management Services, Inc. (“Gala Management”) and GAMASE Insureds Trust (“Gamase,” and together with GA&L and Gala Management, the “GALA”) with the SEC on February 4, 2019, reporting beneficial ownership as of December 31, 2018. GALA has not filed a Schedule 13G/A with the SEC regarding ownership of the Company’s stock since such date. As of such date, the reporting persons reported that GA&L has shared dispositive power with respect to 4,121,765 shares of Class A common stock, Gala Management has shared dispositive power with respect to 2,787,731 shares of Class A common stock and Gamase has shared dispositive power with respect to 2,526,980 shares of Class A common stock.

To our knowledge, GA&L is the sole owner of Gala Management and Regal Trust (BVI) Ltd. (“Regal”), who serves as trustee for trusts that hold shares of the Company’s Class A common stock. Gala Management serves as trustee of Gamase, which holds 2,526,980 shares, and as trustee of an additional trust that holds 260,751 shares of our Class A common stock, making Gala Management the indirect beneficial owner of 2,787,731 shares. Regal serves as trustee of two trusts, one of which holds 1,101,321 shares of Class A common stock and the other of which holds 232,713 shares, making Regal the indirect beneficial owner of 1,334,034 shares. As sole owner of Gala Management and Regal, GA&L is deemed to beneficially own all shares beneficially owned by them, or a total of 4,121,765 shares of the Company’s outstanding Class A common stock.

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

ANNUAL MEETING

The Annual Meeting will be held at the Company’s principal executive office at 11815 Alterra Parkway, Suite 1500, Austin, Texas 78758 on Tuesday, June 6, 2023, at 10:00 a.m. Central Daylight Time.

ATTENDING THE ANNUAL MEETING
If you plan on attending the Annual Meeting in person, you will be required to present a valid, government-issued photo identification (e.g., driver’s license or passport) to enter the Annual Meeting. If you are a shareholder of record, your ownership of Common Stock will be verified against the list of shareholders of record as of the Record Date prior to being allowed to enter the Annual Meeting. If you are a beneficial owner and hold your shares of Common Stock in “street name” (i.e., your shares of Common Stock are held in a brokerage account or by a bank or other nominee), you will need to provide evidence of beneficial ownership as of the Record Date, such as an account statement or letter from the shareholder of record (i.e., your broker, bank or other nominee), and a copy of the voting instruction form provided by the shareholder of record.

Seating at the Annual Meeting will begin at 9:50 a.m. (Central Time) on June 6, 2023. The health and safety of our shareholders and other participants at the Annual Meeting is of the utmost importance. In light of public health concerns related to the coronavirus (COVID-19), we intend to institute safety precautions at the Annual Meeting consistent with applicable guidelines of public health authorities, which will include appropriate social distancing and may include seating shareholders in a separate room from the presenters, with full opportunity to hear the presenters, vote and participate in any discussion, and may take other actions as necessary to protect all attendees from undue risk of exposure to the virus. We suggest arriving at least 30 minutes early to the Annual Meeting to allow sufficient time to complete the admission process. Cameras, recording devices and other electronic devices will not be permitted at the Annual Meeting. Admission will close ten minutes before the Annual Meeting begins. If you do not provide a valid, government-issued photo identification or do not comply with the other procedures described above, you will not be admitted to the Annual Meeting. The Company reserves the right to remove from the Annual Meeting persons who disrupt the Annual Meeting or who do not comply with the rules and procedures for the conduct of the Annual Meeting.

PROXY MATERIALS

The proxy materials for the Annual Meeting include the Notice of Annual Meeting, this Proxy Statement and our Annual Report on Form 10-K. If you received a paper copy of these materials, the proxy materials also include a proxy card or voting instruction form.

NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

We are furnishing proxy materials to our shareholders primarily via “Notice and Access” delivery pursuant to SEC rules. On or about April 24, 2023, we mailed to our shareholders (other than those who previously requested a printed set) a “Notice Regarding the Availability of Proxy Materials” (the “notice”) containing instructions on how to access the proxy materials via the Internet. Utilizing this method of proxy delivery expedites receipt of proxy materials by our shareholders and reduces our cost of producing and mailing the full set of proxy materials. If you receive a notice by mail, you will not receive a printed copy of the proxy materials in the mail. Instead, the notice instructs you on how to access the proxy materials and vote over the Internet. If you received a notice by mail and would like to receive paper copies of our proxy materials in the mail, you may follow the instructions in the notice for making this request. The notice also contains instructions on how you may request to receive an electronic copy of our proxy materials by e-mail.

Our proxy materials are also available on our website at www.citizensinc.com. If you vote by Internet, simply go to www.envisionreports.com/cia and follow the prompts regarding electronic distribution consent on that site.

PROXY SOLICITATION

We bear all expenses incurred in connection with the solicitation of proxies. We have engaged Alliance Advisors, LLC to assist with the solicitation of proxies for a fee of $8,500, plus expenses. Our directors, officers and employees also may solicit proxies by mail, telephone and personal contact. They will not receive any additional compensation for these activities. We will reimburse banking institutions, brokerage firms, custodians, nominees and fiduciaries for their costs in forwarding proxy materials to beneficial owners of our Class A common stock.

VOTING

Each share of the Company’s Class A common stock may cast one vote on each matter. Only shareholders of record at the close of business on April 11, 2023 are entitled to vote at the Annual Meeting. As of the Record Date, we had 49,856,895 shares of Class A common stock outstanding and entitled to vote and 0 shares of Class B common stock outstanding and entitled to vote. Our Class B common stock is classified as authorized but unissued stock and will not be voted at any shareholder meeting while it is classified in such status. If your shares are registered directly in your name with the Company’s registrar and transfer agent, Computershare Trust Company, N.A. (“Computershare”), you are considered a shareholder of record with respect to those shares. If your shares are held in a bank or brokerage account, you are considered the “Beneficial Owner” of those shares and should respond to the communication you receive from the holder of record as soon as possible so your shares can be represented at the Annual Meeting.

VOTING PROCEDURES

Shareholders of record may vote using any of the methods listed below. If you vote in advance (methods 1, 2 or 3, we must receive your vote by 11:59 p.m. Eastern Daylight Time on June 5, 2023.

    1.    BY MAIL: If you requested printed copies of the proxy materials by mail, you will receive a proxy card, and you may vote by marking, signing and dating your proxy card and returning it in the postage-paid envelope provided. The named proxies will vote your stock according to your directions. If you submit a signed proxy card without indicating your vote, the person voting the proxy will vote your stock in favor of the proposals.

    2.    BY TELEPHONE: Call toll-free (800) 652-VOTE (8683).

• Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week.

• Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions the recorded message provides you.

    3.    ONLINE: http://www.envisionreports.com/cia OR use the QR code on your proxy card.

• Use the Internet to vote your proxy 24 hours a day, 7 days a week.

• Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions to obtain your records and create an electronic ballot.

    4.    IN PERSON: You may vote in person at the Annual Meeting. If your stock is held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, to be able to vote at the Annual Meeting.

If your shares are held in a bank or brokerage account, your bank or broker will provide you with materials and instructions for voting your shares. Please check with your bank or broker and follow the voting procedures they provide to vote your shares.

If you have any questions or require assistance with voting your shares, you may also contact Alliance Advisors, LLC at 200 Broadacres Drive, Bloomfield, New Jersey 07003. Shareholders may call toll free: 800-574-5928.

REVOCATION OF PROXIES
A shareholder may revoke his or her proxy at any time before it is voted at the Annual Meeting by:
•giving written notice of revocation to the Secretary of the Company;
◦if before the commencement of the Annual Meeting to the person serving as Secretary at the Annual Meeting site; or
◦if delivered before the date of the Annual Meeting, the Secretary of the Company at Citizens’ offices at P. O. Box 149151, Austin, Texas 78714-9151;
• delivering no later than the commencement of the Annual Meeting a properly-executed, later-dated proxy; or
• voting in person at the Annual Meeting.

CITIZENS, INC. STOCK INVESTMENT PLAN PARTICIPANTS
Citizens Stock Investment Plan (“SIP”) participants are shareholders of record and thus have the right to vote all shares of Class A common stock credited to their SIP account in person or by proxy. Each SIP participant’s proxy card includes the participant’s whole or fractional shares of the Company’s Class A common stock which such participant has the right to vote. A participant’s shares will not be voted unless a participant or the participant’s proxy votes them. As described below, the SIP administrator may submit a participant’s unvoted shares at a shareholder meeting, solely for purposes of establishing a quorum, unless the participant objects by notifying us in writing. For more information about the SIP, please see the SIP prospectus contained in the Company’s Registration Statement on Form S-3 (Registration No. 333-260955) filed with the SEC.

QUORUM
At the Annual Meeting, a quorum will require the presence, in person or by proxy, of the holders of a majority of the voting power represented by our shares of Class A common stock entitled to vote. Proxies received but marked as abstentions and broker non-votes are counted as present for purposes of determining quorum. Additionally, unless a SIP participant notifies the Company in writing that it elects to withhold the SIP administrator’s authority, the plan administrator is deemed to have the written authorization to appear in person or by proxy at any annual or special meeting of shareholders of the Company and to submit the participant’s unvoted shares at the meeting for the sole purpose of determining a quorum. If a quorum is not present or represented at the meeting, the shareholders entitled to vote have the power to adjourn or recess the meeting without notice, other than announcement at the meeting, until a quorum is obtained.  At a reconvened meeting where a quorum is obtained, any business may be transacted which might have been transacted at the meeting as originally noticed.

VOTING REQUIREMENTS
For Proposal No. 1 (Election of Directors), you may vote “FOR” or “WITHHOLD” for each nominee, or “ABSTAIN” from voting. Under the Company’s Bylaws, as permitted by Colorado law, director nominees with the highest number of votes cast “FOR” their election will be elected to the Board. Cumulative voting is not permitted. Director nominees receiving the highest number of votes cast “FOR” their election by the shareholders will be elected to the Board of Directors. Votes that are withheld or voted in abstention will be excluded entirely from the vote and will have no effect other than for purposes of establishing quorum. According to NYSE Rule 452, as amended, brokers who have not received instructions from their customers in uncontested elections may not vote shares held in street name in the election of directors, and in certain other matters. Therefore, regardless of the number of shares you hold or whether you cast a vote, providing your properly executed proxy is very important.
Under our Director Resignation Policy, if a director receives more “withhold” votes than “for” votes, such director will be required to submit his or her resignation for Board consideration.
For Proposal No. 2 (Ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for 2022), you may vote “FOR” or “AGAINST” such proposal or “ABSTAIN” from voting. Such proposal requires for approval that the votes cast “FOR” the proposal exceed the votes cast “AGAINST” the proposal. For these votes, abstentions and broker non-votes will be disregarded and will have no impact on the vote.
For Proposal No. 3 (Approval, on a non-binding advisory basis of executive compensation), you may vote “FOR” or “AGAINST” each proposal or “ABSTAIN” from voting. Each proposal requires for approval that the votes cast “FOR” the proposal exceed the votes cast “AGAINST” the proposal. For these votes, abstentions and broker non-votes will be disregarded and will have no impact on the vote. Because your votes on executive compensation are advisory, they will not be binding upon the Company or the Board. However, the Compensation Committee will consider the outcome of the votes when considering future executive pay.

OTHER INFORMATION

ADDITIONAL SHAREHOLDER MATTERS

OTHER BUSINESS

Our Bylaws require shareholders to give advance notice of any proposal intended to be presented at the annual meeting. The deadline for this notice has passed and the Company has not received any such notice. If any other matter properly comes before the shareholders for a vote at the meeting, however, the proxy holders will vote your shares in accordance with their best judgment.

SHAREHOLDER PROPOSALS FOR 2023 ANNUAL MEETING OF SHAREHOLDER AND NOMINATIONS

A shareholder who intends to have a shareholder proposal included in our Proxy Statement for our 2024 Annual Meeting of Shareholders pursuant to Rule 14a-8 under the Exchange Act must submit the proposal so that it is received by the Secretary of the Company at the mailing address below no later than December 27, 2024. Any submission must comply with all the requirements of Rule 14a-8 applicable to shareholder proposals.

The Company’s Bylaws generally require advance written notice from a shareholder seeking to present any nominations for election to the Board of Directors or any other proposal, not for inclusion in next year’s proxy statement but directly at the 2024 Annual Meeting of Shareholders. Pursuant to the Bylaws, notice must be received by the Secretary of the Company at the mailing address for our principal executive offices at Citizens, Inc., P.O. Box 149151, Austin, Texas 78714-9151 no earlier than the close of business on February 7, 2024, and no later than the close of business on March 8, 2024. The notice must include all of the information required by the Company’s Bylaws.

The mailing address to send a shareholder proposal or nomination for election to the Board is:
Citizens, Inc.
Attn: Secretary / Chief Legal Officer
11815 Alterra Parkway, Floor 15,
Austin, TX 78758

In order to curtail controversy as to the date on which a proposal was received by us, it is suggested proponents submit their proposals by certified mail-return receipt requested.

ANNUAL REPORT ON FORM 10-K
The Annual Report, which includes our Form 10-K and accompanies this Proxy Statement, is not considered a part of the proxy solicitation material. We will furnish to any shareholder, without charge, a copy of our Annual Report, as filed with the SEC. A request for the report can be made in writing to the Secretary of the Company at Citizens, Inc., P. O. Box 149151, Austin, Texas 78714-915. The Form 10-K and other public filings are also available through the SEC’s website at www.sec.gov and on our website at www.citizensinc.com.

HOUSEHOLDING

The SEC rules allow us, subject to certain conditions, to send only one Proxy Statement and Annual Report or Notice to two or more shareholders who share the same last name and address. This “householding” rule provides greater convenience for our shareholders and cost savings for us by reducing the number of duplicate documents that households receive. Also, this allows us to be more environmentally friendly by reducing the unnecessary use of materials. Please note that each shareholder will continue to receive a separate proxy card, which will allow each individual to vote independently.

If you are a Citizens, Inc. shareholder who resides in the same household with another Citizens, Inc. shareholder with the same last name, or if you hold more than one account with Computershare registered in your name at the same address and wish to receive a separate or single proxy statement and annual report or notice for each account, please contact our transfer agent, Computershare.

Computershare Investor Services
P. O. Box 505000
Louisville, KY 40233-5000

Shareholder Services Number(s): 877-785-9659 (toll free within the USA, US territories & Canada) or
1-781-575-4621 (International Direct Dial). Investor Centre™ portal: www.computershare.com/investor.

You may revoke your consent at any time by contacting Computershare using the same contact information as set forth above.

Citizens, Inc. 2023 Proxy Statement

CITIZENS

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## Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

**Online**
Go to **www.envisionreports.com/cia** or scan the QR code — login details are located in the shaded bar below.

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Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

## 2023 Annual Meeting Proxy Card

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▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

### A Proposals — The Board of Directors recommends a vote FOR all the Director nominees listed and FOR Proposals 2 and 3.

| Nominee | For | Against | Abstain |
|---|---|---|---|
| 01 - Christopher W. Claus | ☐ | ☐ | ☐ |
| 02 - Cynthia H. Davis | ☐ | ☐ | ☐ |
| 03 - Jerry D. Davis, Jr. | ☐ | ☐ | ☐ |
| 04 - Francis A. Keating II | ☐ | ☐ | ☐ |
| 05 - Terry S. Maness | ☐ | ☐ | ☐ |
| 06 - J. Keith Morgan | ☐ | ☐ | ☐ |
| 07 - Gerald W. Shields | ☐ | ☐ | ☐ |
| 08 - Mary Taylor | ☐ | ☐ | ☐ |

### B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

| Date (mm/dd/yyyy) — Please print date below. | Signature 1 — Please keep signature within the box. | Signature 2 — Please keep signature within the box. |
|---|---|---|
| / / | | |

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▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

## Proxy - Citizens, Inc.

Notice is hereby given that the 2023 Annual Meeting of Shareholders of Citizens, Inc. will be held Tuesday, June 6, 2023, at 10:00 a.m., Central Daylight Time, at **11815 Alterra Parkway, Suite 1500, Austin, TX 78758, for the purposes stated on the reverse side of this proxy.**

**The undersigned hereby appoints the President and Secretary of Citizens, Inc. (the "Proxies"), each of them, with full power of substitution, as proxies to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the 2023 Annual Meeting of Shareholders of Citizens, Inc., to be held on June 6, 2023 or at any postponement or adjournment thereof. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.**

**Shares represented by properly executed proxies received by us prior to the meeting will be voted as specified thereon. If a proxy fails to specify how it is to be voted on any proposal, any proxy that is given and not revoked will be voted in accordance with the recommendations of the Company's Board of Directors FOR all the Director nominees listed, FOR Proposal 2 and FOR Proposal 3.**

It is important, regardless of the number of shares you hold, that your stock be represented at the meeting by a signed proxy card or personal attendance.

(Items to be voted appear on reverse side)

**Executive Offices: 11815 Alterra Parkway, Suite 1500, Austin, Texas 78758**

### C Non-Voting Items

**Change of Address** — Please print new address below.